SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
|_|      Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-12


                            West Essex Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):
|_|      No fee required.
[X]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share
--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
     2,099,577
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
     0-11:
     $35.10
--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
     $73,695,153
--------------------------------------------------------------------------------
(5)  Total Fee paid:
     $14,740
--------------------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
--------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
--------------------------------------------------------------------------------
(3)  Filing party:
                             N/A
--------------------------------------------------------------------------------
(4)  Date filed:
                             N/A
--------------------------------------------------------------------------------

                            [West Essex Bancorp Logo]


                                 January 9, 2003

Dear Stockholder:

     You are cordially invited to attend a special meeting of the stockholders of West Essex Bancorp, Inc., the holding company for West Essex Bank. The meeting will be held at the Radisson Hotel, Route 46, Fairfield, New Jersey on Thursday, February 13, 2003, at 10:00 a.m., local time.

     At the special meeting, you will be asked to approve a merger agreement by and between West Essex Bancorp, West Essex Bank, and West Essex Bancorp, M.H.C. and Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC. Upon completion of the merger, you will be entitled to receive a cash payment of $35.10 for each share of West Essex Bancorp stock that you own.

     The completion of the merger is subject to certain conditions, including the approval of the merger agreement by the affirmative vote of a majority of the outstanding shares of West Essex Bancorp common stock that are not held by West Essex MHC. We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

     Your board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" approval of the merger agreement because the board believes it to be in the best interests of the West Essex Bancorp stockholders.

                           Your Vote Is Very Important

     Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope provided.

     On behalf of the board of directors, I thank you for your prompt attention to this important matter.

                                          Sincerely,



                                          /s/ Leopold W. Montanaro
                                          --------------------------------------
                                          Leopold W. Montanaro
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                            WEST ESSEX BANCORP, INC.
                              417 Bloomfield Avenue
                           Caldwell, New Jersey 07006
                                 (973) 226-7911

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERSs
                         TO BE HELD ON FEBRUARY 13, 2003

     A special meeting of stockholders of West Essex Bancorp, Inc. will held at the Radisson Hotel, Route 46, Fairfield, New Jersey on Thursday, February 13, 2003 at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated September 11, 2002, by and between West Essex Bancorp, West Essex Bank and West Essex Bancorp, M.H.C and Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC. Upon completion of the merger, you will be entitled to receive $35.10 in cash for each share of West Essex Bancorp common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement.

     2. To transact any other business as may properly come before the meeting, including adjourning the special meeting to permit, if necessary, further solicitation of proxies or any adjournment thereof.

     The board of directors is not aware of any such other business.

     Only stockholders of record at the close of business on December 30, 2002 are entitled to vote at the meeting or any adjournments or postponements of the meeting.

     Remember, if your shares are held in the name of a broker, only your broker can vote your shares on the merger agreement and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your instruction card at your earliest convenience.

                                     By Order of the Board of Directors



Caldwell, New Jersey                 /s/ Craig L. Montanaro
January 9, 2003                      -------------------------------------------
                                     Craig L. montaanaro
                                     Senior Vice President, Corporate Secretary
                                     and Treasurer


The board of directors of West Essex Bancorp unanimously recommends that you vote "FOR" the approval of the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.



                                                TABLE OF CONTENTS
                                                                                                               Page
SUMMARY TERM SHEET................................................................................................1

THE SPECIAL MEETING
         Place, Date and Time.....................................................................................7
         Purpose of the Meeting...................................................................................7
         Who Can Vote at the Meeting; Record Date.................................................................7
         Quorum and Vote Required.................................................................................7
         Shares Held by Officers and Directors of West Essex Bancorp; Voting Agreements...........................8
         Voting by Proxy..........................................................................................8
         Revocability of Proxies..................................................................................8
         Participants in West Essex Bank's ESOP and 401(k) Plan...................................................8

THE MERGER
         The Parties to the Merger................................................................................9
         Form of the Merger......................................................................................10
         Treatment of West Essex Bancorp Stock Options...........................................................11
         Treatment of West Essex Bancorp Stock Awards............................................................11
         Procedures for Surrendering Your Certificates...........................................................11
         Material Federal Income Tax Consequences of the Merger..................................................12
         Background of the Merger................................................................................13
         West Essex Bancorp's Reasons for the Merger.............................................................14
         Opinion of West Essex Bancorp's Financial Advisor.......................................................15
         Interests of Directors and Officers in the Merger that Are Different From Your Interests................20
         Approvals Needed to Complete the Merger.................................................................23
         Accounting Treatment of the Merger......................................................................24
         Dissenters' Rights......................................................................................24

THE MERGER AGREEMENT
         When Will the Merger Be Completed.......................................................................24
         Conditions to Completing the Merger.....................................................................25
         Other Provisions of the Merger Agreement................................................................25

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING
         Stock Ownership.........................................................................................28

STOCKHOLDER PROPOSALS AND NOMINATIONS............................................................................30

SOLICITATION OF PROXIES..........................................................................................30

WHERE YOU CAN FIND MORE INFORMATION..............................................................................30

APPENDIX A        Agreement and Plan of Merger, dated September 11, 2002 between West Essex Bancorp,
                  M.H.C., West Essex Bancorp, Inc. and West Essex Bank and Kearny MHC, Kearny
                  Financial Corp. and Kearny Federal Savings Bank (exhibits omitted)

APPENDIX B        Fairness Opinion of FinPro, Inc.

                               Summary Term Sheet



     This summary term sheet highlights selected information regarding the merger from this proxy statement and does not contain all the information that is important to you. For a more complete description of the terms of the proposed merger, we urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, attached as Appendix A.

                            THE COMPANIES

West Essex Bancorp, Inc.          We are the parent company of West Essex Bank,
West Essex Bank                   a federally- chartered stock savings bank, and
West Essex Bancorp, M.H.C.        are a federally-chartered mid-tier holding
417 Bloomfield Avenue             company and wholly-owned subsidiary of West
Caldwell, New Jersey 07006        Essex MHC, a federally-chartered mutual
(973) 226-7911                    holding company. West Essex Bank operates
                                  eight banking offices in Essex, Morris and Bergen Counties, New Jersey. At September 30,
                                  2002, we had total assets of $389.1 million, deposits of $251.1 million and stockholders' equity of $51.2 million.


Kearny Financial Corp.            Kearny Financial is the parent company of
Kearny Federal Savings Bank       Kearny Federal Savings Bank, a
Kearny MHC                        federally-chartered stock savings bank, and is
614 Kearny Avenue                 a federally-chartered mid-tier holding company
Kearny, New Jersey 07032          and wholly-owned subsidiary of Kearny MHC, a
(201) 991-4100                    federally- chartered mutual holding company.
                                  Kearny Federal operates 17 banking offices in Hudson, Bergen, Passaic, Morris, Union,
                                  Middlesex, Essex and Ocean Counties, New
                                  Jersey. At September 30, 2002, Kearny
                                  Financial had total assets of $1.6 billion, deposits of $1.3 billion and capital of $246.0 million.

                            THE SPECIAL MEETING

Place, Date and Time (page 7)     A special meeting of our stockholders will be
                                  held at the Radisson Hotel, Route 46,
                                  Fairfield, New Jersey on February 13, 2003 at
                                  10:00 a.m., local time.


Purpose of the Meeting            At the special meeting, our stockholders will
(page 7)                          be asked to approve the merger agreement with
                                  Kearny and to transact any other business that may properly come before meeting.


Who Can Vote at the Meeting       You can vote at the special meeting of West
(page 7)                          Essex Bancorp stockholders if you owned our
                                  common stock at the close of business on December 30, 2002. You will be able to cast one vote for each share of our common stock you owned at that time. As of December 30, 2002, there were 4,890,733 shares of our common stock outstanding.

What Vote is Required for         In order to approve the merger agreement, the
Approval of the Merger            holders of at least a majority of the
Agreement (page 7)                outstanding shares of our common stock
                                  entitled to vote, other than shares held by West Essex MHC, must vote in favor of the merger agreement. You can vote your shares by attending the special meeting and voting in person or by completing and mailing the enclosed proxy card. As of December 30, 2002, our directors and executive officers owned approximately 7.8% of our outstanding common stock.

                            THE MERGER

Overview of the Transaction       We propose a business combination in which we
(page 9)                          will merge with Kearny Financial. Kearny
                                  Financial will be the surviving corporation in the merger. In addition, West Essex MHC will merge with Kearny MHC with Kearny MHC as the surviving mutual holding company, and West
                                  Essex Bank will merge with Kearny Federal with Kearny Federal as the surviving financial institution.

Each West Essex Bancorp Share     As our stockholder, upon the closing of the
Will Be Exchanged for $35.10      merger, each of your shares of our common
in Cash (page 10)                 stock will automatically be converted into the
                                  right to receive $35.10 in cash.

                                  Shares of our common stock held by West Essex MHC will not be converted into the right to receive any cash.


How to Receive Cash in Exchange   In order to receive cash in exchange for your
for Your West Essex Bancorp       West Essex Bancorp stock certificates, you
Stock Certificates                will need to surrender your West Essex Bancorp
(page 11)                         stock certificates. Kearny will send you
                                  written instructions for surrendering your certificates after we have completed the merger.


West Essex Bancorp Stock Price    Our common stock trades on the Nasdaq National
                                  Market under the symbol "WEBK." On September
                                  10, 2002, which was the last trading day before we announced the merger, our common stock closed at $23.11 per share. On December
                                  30, 2002, which is the last practicable
                                  trading day before the printing of this
                                  document, our common stock closed at $34.89 per share.


Tax Consequences of the Merger    When you exchange your West Essex Bancorp
(page 12)                         shares solely for cash, you should recognize
                                  capital gain or loss on the exchange.

                                  This tax treatment may not apply to all West
                                  Essex Bancorp stockholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

West Essex Bancorp's Board of     Our board of directors believes that the
Directors Recommends That         merger is fair and in the stockholders' best
Stockholders Approve the Merger   interests, and unanimously recommends that you
                                  vote "FOR" the proposal to approve the merger agreement.

                                  For a discussion of the circumstances
                                  surrounding the merger and the factors
                                  considered by our board of directors in
                                  approving the merger agreement, see page 14.


West Essex Bancorp's Financial    FinPro, Inc. has delivered to our board of
Advisor Believes the Merger       directors its opinion that, as of the date of
Consideration Is Fair to          this document, the merger consideration is
Stockholders                      fair to the holders of West Essex Bancorp
(page 15)                         common stock from a financial point of view. A
                                  copy of this opinion is provided as Appendix B to this document. You should read it completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by FinPro in providing this opinion. We have agreed to pay FinPro approximately $722,000, of which $52,000 has been paid as of September 30, 2002, plus expenses for its services in connection with the merger.


Interests of West Essex           Some of our directors and officers have
Bancorp's Directors and Officers  interests in the merger that are different
in the Merger That Differ From    from, or are in addition to, their interests
Your Interests (page 20)          as stockholders in West Essex Bancorp. The
                                  members of our board of directors knew about these additional interests, and considered them, when they approved the merger. These include:

                                  o severance payments to Leopold W. Montanaro,
                                    our President and Chief Executive Officer,
                                    Charles E. Filippo, our Executive Vice
                                    President, and Craig L. Montanaro, our
                                    Senior Vice President, Corporate Secretary and Treasurer, under their existing employment contracts and change in control agreements, respectively;

                                  o the consulting and non-competition
                                    agreements that Leopold W. Montanaro and Charles E. Filippo are expected to enter upon completion of the merger;

                                  o the employment of Craig L. Montanaro as an
                                    officer of Kearny Federal;

                                  o the vesting of unvested West Essex Bancorp
                                    stock options and restricted stock awards as a result of completion of the merger;

                                  o provisions in the merger agreement relating
                                    to the indemnification of directors and
                                    officers and insurance for our directors and officers for events occurring before the merger;

                                  o the appointment of Leopold W. Montanaro to
                                    the board of directors of Kearny Federal;
                                    and

                                  o Kearny's maintenance of an advisory board
                                    consisting of all of our directors except for Leopold W. Montanaro.


Regulatory Approval Needed to     We cannot complete the merger unless it is
Complete the Merger               first approved by the Office of Thrift
(page 23)                         Supervision. Kearny has filed the required
                                  application with the Office of Thrift
                                  Supervision. As of the date of this document, Kearny has not received the approval of the Office of Thrift Supervision. While we do not know of any reason why Kearny would not be able to obtain this approval in a timely manner, we cannot be certain when or if Kearny will receive it.


You Do Not Have Dissenters'       Under Office of Thrift Supervision
Rights in the Merger (page 24)    regulations, you do not have dissenters'
                                  rights in the merger.


                            THE MERGER AGREEMENT

A copy of the merger agreement is provided as Appendix A to this proxy statement. Please read the entire merger agreement carefully. It is the legal document that governs the merger.

Conditions to Completing the      The completion of the merger depends on a
Merger (page 25)                  number of conditions being met. These
                                  conditions include:

                                  o approval of the merger agreement by our
                                    stockholders;

                                  o approval of the merger by regulatory
                                    authorities;

                                  o the continued accuracy of certain
                                    representations and warranties made on the date of the merger agreement; and

                                  o the absence of adverse changes in certain
                                    aspects of our operations and financial
                                    position.

                                  We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Dividend Limits                   We have agreed that, until completion of the
                                  merger and unless permitted by Kearny, we will not pay any cash or stock dividends or make any other distribution on our capital stock, other than regular quarterly cash dividends on our common stock not in excess of $0.14 per share.


Agreement Not to Solicit          We have agreed not to initiate, solicit,
Other Proposals (page 26)         encourage or facilitate any acquisition
                                  proposal with a third party. Despite our agreement not to solicit other acquisition proposals, our board of directors may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that our board of directors:

                                  o receives a written opinion from its
                                    financial advisor that such unsolicited
                                    acquisition proposal may be more superior to the transaction contemplated by the merger agreement with Kearny from a financial point of view;

                                  o receives advice from legal counsel that the
                                    proposed acquiror may legally acquire West
                                    Essex Bancorp and West Essex Bank;

                                  o after receipt of advice from independent
                                    legal counsel, in good faith deems such
                                    action to be necessary for it to comply with its fiduciary responsibilities to our stockholders; and

                                  o the special meeting of stockholders has not
                                    occurred.


Terminating the Merger            Kearny and West Essex can agree at any time
Agreement (page 27)               not to complete the merger, even if our
                                  stockholders have approved it. Also, either of us can decide to terminate the merger agreement:

                                  o in response to a material breach which is
                                    not cured within 30 days;

                                  o if the merger is not completed by July 31,
                                    2003, or 120 days thereafter; or

                                  o if any required regulatory, stockholder or
                                    member (if required) approval is not
                                    obtained.

                                  Kearny may also terminate the merger agreement if our board of directors withdraws its recommendation to approve the merger agreement or modifies or qualifies its recommendation in a manner adverse to Kearny, or if we enter into another agreement with someone else in connection with a superior proposal.

                                  We may also terminate the merger agreement if our board of directors determine, after consultation with its advisors, that it is their fiduciary duty to accept a superior proposal.


Termination Fee (page 27)

                                  We must pay Kearny a termination fee of $4.0 million if:

                                  o Kearny terminates the merger agreement as a
                                    result of our board of directors withdrawing its recommendation to approve the merger agreement or modifying or qualifying its recommendation in a manner adverse to Kearny or as a result of West Essex entering into another agreement with someone else, in connection with a superior proposal; or

                                  o if we terminate the merger agreement as a
                                    result of our board of directors determining after consultation with its advisors, that it is their fiduciary duty to accept a superior proposal.

                               The Special Meeting

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of West Essex Bancorp to be used at the special meeting of stockholders. This proxy statement and the enclosed proxy card are being first mailed on or about January 9, 2003 to stockholders of record.

Place, Date and Time

     The special meeting will be held at the Radisson Hotel, Route 46, Fairfield, New Jersey on Thursday, February 13, 2003 at 10:00 a.m., local time.

Purpose of the Meeting

     The purpose of the meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters brought before the meeting.

Who Can Vote at the Meeting; Record Date

     You are entitled to vote your West Essex Bancorp common stock only if the records of West Essex Bancorp show that you held your shares as of the close of business on December 30, 2002. As of the close of business on December 30, 2002, a total of 4,890,733 shares of West Essex Bancorp's common stock were outstanding, including 2,937,651 shares of common stock issued to and held by West Essex MHC. Each share of common stock has one vote. As provided in West Essex Bancorp's charter, record holders of West Essex Bancorp's common stock (other than West Essex MHC) who beneficially own, either directly or indirectly, in excess of 10% of West Essex Bancorp's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Quorum and Vote Required

     Quorum. The special meeting will be held only if a majority of the outstanding shares of common stock entitled to vote (excluding any shares in excess of the 10% limit) are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum present, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

     Vote Required. Approval and adoption of the merger agreement requires the affirmative vote of the majority of the outstanding shares of West Essex Bancorp's common stock that are not held by West Essex MHC. Failure to return a properly executed proxy card or to vote in person and abstentions and broker non-votes will have the same effect as a vote "Against" the merger agreement.

Shares Held by Officers and Directors of West Essex Bancorp; Voting Agreements

     As of December 30, 2002, directors and executive officers of West Essex Bancorp owned approximately 7.8% of the shares of West Essex Bancorp common stock, not including shares that may be acquired upon the exercise of stock options, entitling them to approximately 19.5% of the voting power of the West Essex Bancorp common stock entitled to vote at the special meeting. All of the West Essex Bancorp directors have entered into voting agreements with Kearny to vote all of the shares of West Essex Bancorp common stock owned by them on December 30, 2002 in favor of the proposal to approve the merger agreement.

Voting by Proxy

     The board of directors of West Essex Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of West Essex Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of West Essex Bancorp's common stock represented at the special meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by West Essex Bancorp's board of directors. The Board of Directors unanimously recommends a vote "FOR" approval of the merger agreement.

     If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their own best judgement to determine how to vote your shares. This includes a motion to adjourn or postpone the special meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. If the special meeting is postponed or adjourned, West Essex Bancorp common stock may be voted by the persons named in the proxy card on the new special meeting date as well, unless you have revoked your proxy. West Essex Bancorp does not know of any other matters to be presented at the special meeting.

     If West Essex Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement.

Revocability of Proxies

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of West Essex Bancorp in writing before your common stock has been voted at the special meeting, deliver a later dated proxy card, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Participants in West Essex Bank's ESOP and 401(k) Plan

     If you participate in the West Essex Bank Employee Stock Ownership Plan or if you hold shares through the West Essex Bank 401(k) Savings Plan in the RSI Retirement Trust, you will receive a vote authorization form for each plan that reflects all shares you may vote under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of West Essex Bancorp common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of West Essex Bancorp common stock held in the West Essex Bancorp, Inc. Stock Fund and credited to his or her account. The trustee will vote all shares of West Essex Bancorp common stock for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan's trustee is February 6, 2003.

                                   The Merger

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

     West Essex Bancorp, Inc., West Essex Bank and West Essex Bancorp, M.H.C. are sometimes collectively referred to as "West Essex." Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC are sometimes collectively referred to as "Kearny."

The Parties to the Merger

     West Essex Bancorp, Inc.
     West Essex Bank
     West Essex Bancorp, M.H.C.

     West Essex Bancorp became the federally chartered stock holding company for West Essex Bank in connection with the conversion of West Essex Bank from the mutual to stock form of ownership and the reorganization of West Essex Bank into a mutual holding company structure. The reorganization was completed on October 2, 1998. In connection with the reorganization, West Essex MHC was organized and became a majority holder of West Essex Bancorp's outstanding common stock. As savings and loan holding companies, West Essex Bancorp and West Essex MHC are regulated by the Office of Thrift Supervision. Since their formation, West Essex Bancorp's and West Essex MHC's principal activity has been to direct and coordinate the business of West Essex Bank. At September 30, 2002, West Essex Bancorp had total assets of $389.1 million, total deposits of $251.1 million and total stockholders' equity of $51.2 million.

     West Essex Bank is a federally chartered savings bank located in Caldwell, New Jersey. West Essex Bank is regulated by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. West Essex Bank conducts its business through its administrative and branch office located in Caldwell, New Jersey, and seven other full service branch offices located in the Northern New Jersey counties of Essex, Morris and Bergen. West Essex Bank is a community-oriented savings institution dedicated to financing home ownership and other consumer needs.

     Kearny Financial Corp.
     Kearny Federal Savings Bank
     Kearny M.H.C.

     Kearny Federal operates in the mutual holding company structure. All of the issued and outstanding shares of Kearny Federal common stock are owned by Kearny Financial and all of the issued and outstanding shares of Kearny Financial common stock are owned by Kearny MHC. As savings and loan holding companies, Kearny Financial and Kearny MHC are regulated by the Office of Thrift Supervision. Kearny Financial's and Kearny MHC's principal activity is to direct and coordinate the business of Kearny Federal. At September 30, 2002, Kearny Financial had total assets of $1.6 billion, total deposits of $1.3 billion and capital of $246.0 million.

     Kearny Federal is a federally chartered stock savings bank located in Kearny, New Jersey. Kearny Federal is regulated by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. Kearny Federal currently operates seventeen offices in Hudson, Bergen, Passaic, Morris, Union, Middlesex, Essex and Ocean Counties, New Jersey. Kearny is a community-oriented financial institution dedicated to financing home ownership and serving the financial needs of consumers and business in its market area.

Form of the Merger

     The West Essex and Kearny boards of directors each have unanimously approved the merger agreement that provides for the merger of West Essex with and into Kearny. Kearny will survive the merger. Upon completion of the merger, each share of West Essex Bancorp common stock, other than shares held by West Essex MHC, will be converted into $35.10 in cash. As soon as possible after the conditions to consummation of the merger have been satisfied or waived, and unless the merger agreement has been terminated or an alternative structure is used as discussed below, the merger will be effected as follows:

     o West Essex Bancorp will merge with a newly formed, wholly owned subsidiary of Kearny Financial and after completion of such merger, West Essex Bancorp will then merge into Kearny Financial with Kearny Financial as the surviving entity;

     o Each share of West Essex Bancorp common stock held by its stockholders, other than West Essex MHC, will be converted into the right to receive $35.10 in cash and you will no longer have any rights or interests in West Essex Bancorp;

     o West Essex MHC will merge with and into Kearny MHC with Kearny MHC as the surviving mutual holding company;

     o West Essex Bank will merge with and into Kearny Federal, with Kearny Federal as the surviving financial institution; and

     o Depositors of West Essex Bank will have the same rights, privileges and obligations as other depositors of Kearny Federal.

     The transactions outlined above will happen simultaneously.

     The merger agreement provides that Kearny may change the way it combines with West Essex, provided that it cannot:

     o Alter or reduce the consideration to be received by West Essex Bancorp's stockholders;

     o Adversely affect the tax consequences for West Essex Bancorp's stockholders; or

     o Jeopardize receipt of required regulatory approval or impair the satisfaction of any condition to the closing of the merger.

Treatment of West Essex Bancorp Stock Options

     At the closing of the merger, each option to purchase shares of West Essex Bancorp common stock issued and outstanding immediately prior to the closing, whether or not exercisable, will become vested and will be converted into the right to receive a cancellation payment equal to the excess of the $35.10 per share merger consideration over the exercise price per share of each option, net of any cash which must be withheld under federal and state income and employment tax requirements.

Treatment of West Essex Bancorp Stock Awards

     At the closing of the merger, each share of restricted stock outstanding at the effective time and issued pursuant to the West Essex Bancorp stock-based incentive plan, to the extent not already vested, will vest and will represent a right to receive the $35.10 per share merger consideration.

Procedures for Surrendering Your Certificates

     On or prior to the closing of the merger, Kearny will deposit with the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent will act as paying agent for the benefit of the holders of West Essex Bancorp common stock. Each holder of West Essex Bancorp common stock who surrenders his or her West Essex Bancorp shares to the exchange agent will be entitled to receive a cash payment of $35.10 per share of West Essex Bancorp common stock upon acceptance of the shares by the exchange agent.

     No later than five business days after the closing of the merger, the exchange agent, or if you hold your West Essex Bancorp common stock in "street name," your broker, bank or nominee, will send you a letter of transmittal which will contain instructions for surrendering your certificates of West Essex Bancorp common stock.

     You should not return your West Essex Bancorp common stock certificates with the enclosed proxy, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

     If your West Essex Bancorp common stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any payment for your shares by submitting to Kearny or the exchange agent an appropriate affidavit of loss, theft or destruction and indemnity agreement and bond as may be reasonably required by Kearny.

     Twelve months following the closing of the merger, the exchange agent will deliver to Kearny any funds, certificates, and other documents, not claimed by former West Essex Bancorp stockholders.

Thereafter, the payment obligation for any certificate representing West Essex Bancorp common stock which has not been satisfied will become the responsibility of Kearny.

     If certificates for West Essex Bancorp common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Kearny to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Kearny, West Essex Bancorp, the exchange agent or any other party to the merger will be liable to any former holder of West Essex Bancorp common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Material Federal Income Tax Consequences of the Merger

     The following discussion addresses the material United States federal income tax consequences of the merger to holders of West Essex Bancorp common stock. This discussion applies only to West Essex Bancorp stockholders that hold their West Essex Bancorp common stock as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; stockholders who received their West Essex Bancorp common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and stockholders who hold West Essex Bancorp common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.

     This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

     Neither West Essex nor Kearny has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to West Essex Bancorp's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to West Essex Bancorp's stockholders with respect to any of the tax effects of the merger to stockholders.

     West Essex Bancorp stockholders will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such stockholder's tax basis in the West Essex Bancorp common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the West Essex Bancorp stockholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the West Essex Bancorp stockholder's holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Background of the Merger

     West Essex Bank was reorganized into a mutual holding company form of organization on October 2, 1998 and formed West Essex MHC and West Essex Bancorp. Since reorganizing West Essex Bank into the mutual holding company form of organization, management continually analyzed options for enhancing shareholder value, including remaining an independent mutual holding company, undertaking a second-step conversion, or undertaking a remutualization. On June 6, 2002, the West Essex Bancorp board of directors retained FinPro to help the board of directors analyze alternative means of enhancing stockholder value. FinPro compared the alternatives of remaining independent, converting to a full stock company and a remutualization transaction. FinPro was specifically authorized to explore potential remutualization opportunities through a confidential bidding process. On June 13, 2002, FinPro met with the board of directors to review a list of potential acquirers. Except for one mutual holding company with minority stock outstanding, all of the potential acquirers were large mutual organizations or mutual holding companies with no common stock outstanding. During the following weeks of June 2002, a confidential investor memorandum was prepared. FinPro contacted 14 selected potential acquirers to ascertain interest during the weeks of June 24, 2002 and July 1, 2002. West Essex Bancorp entered into confidentiality agreements with 8 potential acquirers who then each received a confidential investor memorandum. All potential acquirers were told to present expressions of interest by July 26, 2002.

     On July 26, 2002, FinPro received two written non-binding expressions of interest. The board of directors directed FinPro to negotiate with the two potential acquirers and to direct them to clarify the terms of their expressions of interest. Kearny submitted a revised expression of interest on July 29, 2002, and clarified its offer on August 12, 2002. Each potential acquirer was then advised by Fin Pro that each should submit updated expressions of interest by August 12, 2002. Each potential acquirer submitted letters clarifying the terms of their expressions of interest on August 16, 2002. After considering the two updated expressions of interest, the board of directors instructed FinPro to advise each potential acquirer that each would be permitted an opportunity to perform due diligence on West Essex Bancorp and that final expressions of interest must be received by August 30, 2002. Offsite due diligence on West Essex was conducted during the second half of August 2002. Final expressions of interest were received from both potential acquirers on August 30, 2002. After reviewing those two final expressions of interest, it was determined that the Kearny offer of $35.10 per share was superior in all respects. The board of directors instructed Muldoon Murphy & Faucette LLP, West Essex Bancorp legal counsel, to begin negotiating a definitive agreement.

     On September 10, 2002, the West Essex boards of directors met to consider the terms of a definitive agreement with Kearny. At the meeting, FinPro presented an oral fairness opinion, which concluded that the consideration offered by Kearny was fair from a financial perspective to West Essex Bancorp minority shareholders and the transaction was equitable to West Essex MHC's members. Muldoon Murphy & Faucette reviewed each section of the definitive merger agreement with West Essex Bancorp's board of directors, as well as the board of directors' fiduciary duties to West Essex Bancorp's stockholders in the merger context and to members of West Essex MHC. Following detailed discussions of the foregoing, the board of directors of each of West Essex Bancorp, West Essex MHC and West Essex Bank approved the agreement, subject to Muldoon Murphy & Faucette further negotiating certain modifications to the terms of the merger agreement. Mr. Leopold W. Montanaro was authorized and instructed to execute the final merger agreement on behalf of each of West Essex Bancorp, West Essex MHC and West Essex Bank, provided those changes were agreed to by Kearny. The merger agreement was finalized on September 11, 2002, and the parties executed the final merger agreement as of September 11, 2002.

West Essex Bancorp's Reasons for the Merger

     West Essex Bancorp's board of directors has unanimously approved the merger agreement and recommends that West Essex Bancorp stockholders vote "FOR" the approval of the merger agreement.

     West Essex Bancorp's board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, West Essex Bancorp and its stockholders. In approving the merger agreement, West Essex Bancorp's board of directors also consulted with legal counsel regarding its legal duties and the terms of the merger agreement, and with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view to its stockholders and with respect to whether the transaction was equitable to depositors. In arriving at its determination, West Essex Bancorp's board of directors also considered a number of factors, including the following:

     o The process followed by West Essex Bancorp and its financial advisor in connection with the sale, including performing a market check of other likely bidders, helped to ensure that an offer more favorable than Kearny's was not available;

     o The consideration offered by Kearny was significantly higher than any other bids received by West Essex Bancorp;

     o The $35.10 cash merger consideration to be paid to all of West Essex Bancorp's stockholders, other than West Essex MHC, in relation to current and the historic fair market value of West Essex Bancorp's common stock. The board of directors also considered the book value and earnings per share of West Essex Bancorp's common stock;

     o Information concerning the businesses, earnings, operations, financial condition and prospects of West Essex and Kearny, both individually and as combined. The board of directors also took into account the results of West Essex's due diligence review of Kearny;

     o West Essex's assessment of Kearny's ability to pay the aggregate merger consideration without third party financing;

     o The opinion of West Essex Bancorp's financial advisor that the $35.10 merger consideration is fair from a financial point of view to the minority stockholders;

     o The review conducted by the board of directors of the strategic options available to West Essex and the assessment of the board of directors that none of those options presented superior opportunities or were likely to create greater value for West Essex Bancorp stockholders than the prospects presented by the proposed merger with Kearny;

     o That in the event of a stock offering transaction by Kearny MHC, depositors of West Essex Bank would retain their subscription rights as of the date of their original deposit at West Essex Bank;

     o Kearny's representation that it intended to retain all West Essex employees;

     o The proposed management of the combined company, including that Mr. Montanaro will serve as a member of the Kearny Federal board of directors;

     o The current and prospective economic, competitive and regulatory environment facing West Essex, Kearny and the financial services industry generally;

     o The board of directors' assessment that West Essex would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as Kearny that had a larger infrastructure, wider selection of financial products and services and more prominent market position;

     o The board of directors' belief that, while no assurances could be given, the level of execution risk in the merger appeared to be low and the business and financial advantages contemplated in connection with the merger appeared achievable within a reasonable time frame;

     o The likelihood of Kearny obtaining the Office of Thrift Supervision's approval of the merger; and

     o The likelihood of West Essex Bancorp stockholders approving the merger.

     The foregoing discussion of the information and factors considered by West Essex Bancorp's board of directors is not intended to be exhaustive, but constitutes all material factors considered by the West Essex Bancorp board of directors. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated by it, the West Essex Bancorp board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination and individual directors may have given different weights to the different factors.

Opinion of West Essex Bancorp's Financial Advisor

     West Essex Bancorp retained FinPro, a financial consulting firm, on the basis of its experience, to render a written opinion to us and our shareholders as to the fairness, from a financial point of view, of the per share price to be paid for each outstanding minority share of West Essex Bancorp common stock, and the treatment of West Essex Bank depositors is equitable, as set forth in the merger agreement. West Essex Bancorp placed no limitations on FinPro with respect to the investigation made, or procedures followed by FinPro in rendering its opinion.

     FinPro has been in the business of consulting for the bank and thrift industry for fourteen years, including the appraisal and valuation of bank and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FinPro has knowledge of, and experience with, the Mid Atlantic bank and thrift market and financial organizations operating in that market. In addition, FinPro is experienced in area of remutualizations. FinPro reviewed the negotiated terms of the merger agreement.

     On September 10, 2002, in connection with its consideration of the merger agreement, FinPro issued an oral opinion to the Board of Directors of West Essex Bancorp that the proposed per share cash consideration value to the minority shareholders of $35.10 as provided in the merger agreement is fair and equitable, from a financial perspective, to West Essex Bancorp, its minority shareholders and that the proposed Agreement is equitable to the depositors of West Essex Bank. The analysis presented in the oral opinion was confirmed in writing. A copy of the written opinion is attached as Appendix B to this proxy statement and should be read in its entirety by West Essex Bancorp shareholders. FinPro's written opinion does not constitute an endorsement of the merger or a recommendation to any shareholder as to how such shareholder should vote at the special meeting.

     In rendering its opinion, FinPro reviewed certain publicly available information concerning West Essex Bancorp and Kearny Financial, including each party's audited financial statements and annual reports. FinPro considered many factors in making its evaluation. In arriving at its opinion regarding the fairness of the per share price, FinPro reviewed: (i) the merger agreement and the exhibits thereto; (ii) changes in the market for bank and thrift stocks, particularly mutual holding company stocks; (iii) the performance of West Essex Bancorp common stock; (iv) trends and changes in the financial condition of Kearny Financial and West Essex Bancorp; (v) the most recent annual report for West Essex Bancorp; (vi) quarterly regulatory reports for Kearny Financial and West Essex Bancorp; (vii) the budget of West Essex Bancorp and Kearny Financial;
(vii) other remutualization transactions and (viii) other market data, studies and analyses that were considered appropriate.

     In addition, FinPro discussed with the management of West Essex Bancorp it's operating performance and future prospects, primarily with respect to the current level of West Essex Bancorp's earnings and future expected operating results, giving weight to FinPro's assessment of the future of the thrift industry, the mutual holding company market and West Essex Bancorp's performance within the industry. FinPro compared the results of operation of West Essex Bancorp with the results of operation of all publicly traded thrift institutions and a selected Comparable Trading Group.

     The Comparable Trading Group was comprised of liquidly traded Mid-Atlantic mutual holding companies with assets between $100 million and $1 billion. Additionally, any institution involved in a remutualization or second step conversion was eliminated from the Comparable Trading Group.


                                                                         For the Last Twelve Months
                                                   -----------------------------------------------------------------------
                                                                                                            All Mutual
                                                                             Comparable Mutual                Holding
                                                                              Holding Company                Companies
                                                       West Essex             Trading Group -               Nationally -
                                                         Bancorp                   Median                     Median
                                                   ------------------        ------------------          ---------------
BALANCE SHEET:
Assets ($000's) .........................              390,333                     257,966                   441,799
Asset Growth (%) ........................                 8.29                        9.58                      8.14
Loans to Assets (%) .....................                41.68                       58.80                     62.31
Deposits to Assets (%) ..................                63.12                       73.13                     75.69
Borrowing to Assets (%) .................                23.23                       16.73                     10.85
Tangible Equity to Tangible Assets (%) ..                12.31                        9.92                      9.75
ASSET QUALITY:
Nonperforming Loans to Loans (%) ........                 0.73                        0.30                      0.40
Nonperforming Assets to Assets (%) ......                 0.36                        0.19                      0.34
Reserves to Nonperforming Loans (%) .....               114.15                      176.43                    177.57
Reserves to Loans (%) ...................                 0.84                        0.92                      0.92
INCOME STATEMENT AND PROFITABILITY:
Return on Ave. Assets (%) ...............                 0.88                        0.74                      0.79
Return on Ave. Equity (%) ...............                 6.35                        6.44                      6.44
Yield on Earning Assets (%) .............                 6.43                        6.72                      6.65
Cost of Funds (%) .......................                 3.91                        3.95                      3.86
Net Interest Margin (%) .................                 3.15                        3.15                      3.25
Noninterest Income to Ave. Assets (%) ...                 0.20                        0.42                      0.42
Noninterest Expense to Ave. Assets (%) ..                 1.89                        2.98                      2.36
Efficiency Ratio (%) ....................                53.55                       74.19                     65.63
DIVIDENDS:
Current Dividend Yield (%) ..............                 1.62                        2.76                      2.09
LTM Dividend Payout Ratio (%) ...........                79.10                       64.63                     49.92
MARKET PRICING AT SEPTEMBER 5, 2002
Price to LTM EPS (x) ....................                35.22                       31.48                     28.69
Price to LTM Core EPS (x) ...............                35.22                       33.14                     28.90
Price to Book Value (%) .................               224.98                       171.35                   188.58
Price to Tangible Book Value (%) ........               239.84                       171.35                   194.12
---------------------------------------------------
Source:  SNL DataSource, FinPro Calculations

     The Comparable Mutual Holding Company Trading Group is composed of: Skibo Financial Corp., Greene County Bancorp, Inc., Rome Bancorp, Inc., Pathfinder Bancorp, Inc., Alliance Bank, Oneida Financial Corp. and BCSB Bankcorp, Inc.

     Many variables affect the value of financial institutions, not the least of which is the uncertainty of future events, so that the relative importance of the different valuation variables differs in different situations, with the result that appraisal theorists argue about which variables are the most appropriate ones on which to focus. However, most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the entity's stock and special ownership or management considerations.

     FinPro analyzed the total deal price on a cash equivalent fair market value basis using the standard evaluation techniques (as discussed below) including, but not limited to, comparable sales multiples and the net present value of dividends and terminal value based on certain assumptions of projected growth, earnings and dividends.

     Market Value. Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree to transfer shares. The market value is frequently used to determine the price of a minority block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the stock of the thrift institution being appraised may result in the need to review alternative markets for comparative pricing purposes. The "hypothetical" market value for a small thrift with a thin market for its stock is normally determined by comparison to the median price to earnings, price to equity and dividend yield of local or regional publicly-traded thrift institutions, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control of a thrift is determined by the previous sales of thrifts. In valuing a business enterprise, when sufficient comparable trade data is available, the market value deserves similar emphasis as the investment value as discussed below.

     FinPro maintains substantial files concerning the prices paid for thrift institutions nationwide. The database includes transactions involving New Jersey thrift institutions and thrift institutions in the Mid-Atlantic region of the United States. The database provides comparable pricing and financial performance data for thrift institutions sold or acquired. Organized by different peer groups, the data present averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of West Essex Bancorp, FinPro has considered the market approach and has evaluated price to earnings, price to equity, price to tangible equity and franchise premium to core deposits for recently announced remutualization transactions.

     During FinPro's analysis of recent remutualization multiples in relationship to the proposed transaction, FinPro placed a heavy reliance on the remutualization multiples with less emphasis on fully converted thrift multiples. The remutualization group was composed of institutions that announced sales between February 15, 2000 and May 16, 2002. The following table illustrates the maximum, minimum and median GAAP multiples of the remutualization transactions.


                                                                                          Franchise
                                            Price         Price to         Price to       Premium to
GAAP Basis                                 to Book      Tangible Book    LTM Earnings    Core Deposits
-----------                                --------     -------------    ------------    -------------
Maximum..............................       289.07%         289.07%          50.00x          43.23%
Minimum..............................       140.92%         140.92%          36.11x          14.61%
Median...............................       237.47%         237.47%          44.57x          20.33%
West Essex Bancorp Acquisition
Multiples............................       334.60%         356.71%          52.39x          49.68%
-------------------------------------
Source:  FinPro Calculations

     FinPro also analyzed the pricing multiples of the same remutualization group on a minority basis, relative to the West Essex Bancorp acquisition multiples.


                                                                                           Franchise
                                            Price         Price to         Price to       Premium to
Minority Basis                             to Book      Tangible Book    LTM Earnings    Core Deposits
--------------                             --------     -------------    ------------    -------------
Maximum..............................      105.86%        105.86%            27.76x           0.88%
Minimum..............................       59.98%         59.98%            13.02x         -15.75%
Median...............................       92.23%         92.23%            21.70x          -1.43%
West Essex Bancorp Acquisition
Multiples............................      131.71%        140.45%            20.78x           7.83%
--------------------------------------

Source: FinPro Calculations (Although the minority basis data in the above table does not conform with generally accepted accounting principles, FinPro deems this information relevant due to the mutual holding company structure of West Essex Bancorp.)

     The financial performance characteristics of the selected thrift organizations vary, sometimes substantially, from those of West Essex Bancorp. As such, this analysis is not a simple mathematical formula, but rather a series of considerations and judgements, regarding the financial performance and value of each of the companies.

     Investment Value. The investment value is sometimes referred to as the income value or earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a thrift to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value method, which was analyzed in connection with this transaction, was the net present value of dividends stream and terminal value, which is discussed below.

     The investment value of any banking institution's stock is an estimate of present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. FinPro calculated a net present value of dividends stream and terminal value through 2006. It was assumed that West Essex Bancorp would undertake a second step conversion, closing at the assumed maximum of the range, which would result in a $23.73 per share exchange value to existing minority shareholders. Earnings for 2002 were based on West Essex Bancorp's budget. The annual income growth rate for years 2004 to 2006 was assumed at 15.00%. To manage capital, West Essex Bancorp would maintain a 50% dividend payout ratio and would repurchase shares. The terminal value was approximated using an acquisition price to earnings multiple of 26.23x, which resulted in acquisition price to book multiple of 180.25%. A discount rate of 9.00% was utilized.

     Based on these assumptions, FinPro's calculation of the net present value of the dividends stream and terminal value per share was $31.99. FinPro's computations were based on an analysis of the thrift industry, the economic and competitive situations currently existing in West Essex Bancorp's market area and its current financial condition.

     Conclusion. When the market value and investment value methods are subjectively weighed, using the appraiser's experience and judgment, it is FinPro's opinion that the proposed merger consideration is fair from a financial prospective to the holders of West Essex Bancorp's common stock. Additionally, it is FinPro's opinion that the treatment of the depositors in the proposed merger is equitable.

     In rendering its opinion, FinPro did not independently verify the asset quality and financial condition of West Essex Bancorp or Kearny Financial, but instead relied upon the data provided by or on behalf of West Essex Bancorp and Kearny Financial to be true and accurate in all material respects.

     Prior to being retained as West Essex Bancorp's financial advisor, FinPro has provided financial advisory and consulting services to both West Essex Bancorp and Kearny Financial. The revenues derived from these services are insignificant when compared to the firm's total gross revenues.

     FinPro acted as West Essex Bancorp's financial advisor in connection with the merger and will receive a fee equal to 1.00% of the aggregate deal value, or approximately $722,000, a significant portion of which is contingent upon consummation of the merger. In addition, FinPro will be reimbursed for reasonable expenses related to the merger and West Essex Bancorp has indemnified FinPro in connection with any matter related to the merger.

Interests of Directors and Officers in the Merger that are Different From Your Interests

     Some members of West Essex Bancorp's management and board of directors may have interests in the merger that are in addition to or different from the interests of West Essex Bancorp stockholders. The West Essex Bancorp board of directors was aware of these interests and considered them in approving the merger agreement. Included below is a summary of some of the benefit plans under which officers or directors participate and under which benefits will be paid in accordance with the merger agreement.

     Employment Agreements with Leopold W. Montanaro. Leopold W. Montanaro, President and Chief Executive Officer of West Essex Bancorp and West Essex Bank, currently has employment agreements with West Essex Bancorp and West Essex Bank that provide him with a severance payment and continuation of certain employee benefits if he is terminated following a change in control of West Essex Bancorp or West Essex Bank. The merger with Kearny will constitute a change in control of West Essex Bancorp and West Essex Bank and, as a result of Leopold W. Montanaro's termination of employment after completion of the merger, he will receive a severance payment in the amount of approximately $2.1 million.

     Change in Control Agreements with Charles E. Filippo and Craig L. Montanaro. Charles E. Filippo, Executive Vice President of West Essex Bancorp and West Essex Bank, and Craig L. Montanaro, Senior Vice President, Corporate Secretary and Treasurer of West Essex Bancorp and West Essex Bank currently have change in control agreements with West Essex Bancorp and West Essex Bank that provide them with severance payments and continuation of certain employee benefits following a change in control of West Essex Bancorp or West Essex Bank. The merger with Kearny will constitute a change in control of West Essex Bancorp and West Essex Bank and, as a result, Charles E. Filippo and Craig L. Montanaro will receive severance payments of approximately $807,000 and $528,000, respectively.

     Consulting and Non-Competition Agreements. Kearny would like to secure the assistance of Leopold W. Montanaro and Charles E. Filippo in the operation of the West Essex branches following the completion of the merger. Consequently, Kearny intends to offer both Leopold W. Montanaro and Charles E. Filippo a consulting and non-competition agreement with Kearny. Under these agreements, Leopold W. Montanaro and Charles E. Filippo will advise Kearny with respect to deposit and lending activities in West Essex's market area, as well as maintain and develop customer relationships. Leopold W. Montanaro's agreement will have a three-year term and will provide for annual cash compensation of approximately $120,000 per year. Charles E. Filippo's agreement will have a one-year term and will provide for cash compensation of approximately $55,000. Both individuals will be paid on a monthly basis for their services as consultants and in consideration of being subject to the non-competition requirements.

     Vesting of West Essex Bancorp Restricted Stock. Directors, officers and employees of West Essex received restricted stock awards which vest equally over a five year period under the West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan, as amended and restated. Under the terms of the plan, all unvested restricted stock awards immediately vest upon a change in control of West Essex Bancorp. The merger will constitute a change in control of West Essex Bancorp. As of December 30, 2002, the directors and executive officers of West Essex Bancorp held a total of 32,913 shares of unvested restricted stock, which will be converted into the right to receive the same merger consideration as all other shares of West Essex Bancorp common stock. The following table reflects the number of shares of unvested restricted stock held by each director and executive officer and the payment that each will receive in exchange for their unvested shares of restricted stock.

                                                                     Total
                                                                  Payment for
                                           Number of            Unvested Shares
                                      Unvested Shares of         of Restricted
Name                                   Restricted Stock              Stock
-------                              ---------------------      ----------------
David F. Brandley ...................        1,924                 $ 67,532
John J. Burke .......................        1,924                   67,532
Charles E. Filippo ..................        4,617                  162,057
William J. Foody ....................        1,924                   67,532
S.M. Terry LaCorte ..................           --                       --
Everett N. Leonard ..................        1,924                   67,532
Craig L. Montanaro ..................       10,982                  385,468
Leopold W. Montanaro.................        9,618                  337,592



     West Essex Bancorp Stock Options. At the closing of the merger, each option to purchase West Essex Bancorp common stock issued under the West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan, as amended and restated, outstanding immediately prior to the closing, whether or not exercisable, will become vested and will be converted into the right to receive a cancellation payment equal to the excess of the $35.10 per share merger consideration over the exercise price per share of each option, net of any cash which must be withheld under federal and state income and employment tax requirements. As of December 30, 2002, the directors and executive officers of West Essex Bancorp held options to purchase a total of 129,094 shares of West Essex Bancorp common stock with a weighted average exercise price of $7.86. The following table reflects the number of options held by each director and executive officer and the payment that each will receive in exchange for their options.


                                                                            Total Payment
Name                                                Number of Options        for Options
------                                            ---------------------  --------------------
David F. Brandley.................................        11,713              $322,108
John J. Burke.....................................        11,713               322,108
Charles E. Filippo................................        11,244               309,210
William J. Foody..................................         9,370               257,675
S.M. Terry LaCorte................................            --                    --
Everett N. Leonard................................        11,713               322,108
Craig L. Montanaro................................        16,073               408,205
Leopold W. Montanaro..............................        23,534               647,185

     Amended and Restated Supplemental Executive Retirement Plan. West Essex Bank maintains the West Essex Bank Supplemental Executive Retirement Plan, as amended and restated. In addition to making up for benefits lost under the employee stock ownership plan due to Internal Revenue Service limitations, the supplemental executive retirement plan also provides a supplemental employee stock ownership plan benefit to participants in connection with a change in control of West Essex Bank or West Essex Bancorp prior to the complete repayment of the loan to the employee stock ownership plan. In connection with the merger, Leopold W. Montanaro and Charles E. Filippo will receive approximately $721,000 and $143,000, respectively, under the supplemental executive retirement plan. These amounts represent the difference between the benefit each executive would have received under the employee stock ownership plan and the supplemental executive retirement plan if he had remained employed throughout the scheduled term of the employee stock ownership plan loan and the benefits he actually received under the employee stock ownership plan.

     Appointment of Leopold W. Montanaro to the Kearny Federal Board of Directors. Upon completion of the merger, Kearny Federal will appoint Leopold W. Montanaro to its board of directors in a class of directors who will stand for reelection approximately three years following the closing of the merger. Leopold W. Montanaro will be paid the same fees payable to other non-employee Kearny Federal directors.

     Maintenance of an Advisory Board. For a period of at least three years, Kearny will maintain an advisory board for the purpose of advising Kearny on the former West Essex operations. Each director of West Essex Bancorp, other than Leopold W. Montanaro, will be invited to serve on the advisory board. Each advisory board member will be paid fees in an amount comparable to that paid by West Essex Bank for their service as a director of West Essex Bank. Currently, the West Essex directors receive medical and dental benefits, plus cash amounts totaling $20,400 per year, except for the current Chairman of the Board of West Essex Bank, William J. Foody, who receives $24,900.

     Employment of Craig L. Montanaro. Kearny has agreed that on the closing date of the merger, Kearny will offer Craig L. Montanaro, Senior Vice President, Corporate Secretary and Treasurer of West Essex Bancorp and West Essex Bank, employment as an officer of Kearny Federal.

     Termination of West Essex ESOP. West Essex will terminate its employee stock ownership plan upon completion of the merger. The plan will repay its existing loan from West Essex Bancorp and will allocate the remaining cash representing earnings on trust assets to the accounts of the plan participants, including Leopold W. Montanaro, Charles E. Filippo and Craig L. Montanaro, in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the plan.

     Protection of West Essex Directors and Officers Against Claims. Kearny has agreed to indemnify and hold harmless each present and former director and officer of West Essex Bancorp for a period of six years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under federal law and West Essex Bancorp's charter and bylaws. Kearny will advance any related costs to each of these persons as they are incurred. Kearny will also maintain a policy of directors' and officers' liability insurance coverage for the benefit of West Essex Bancorp's directors and officers for three years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

Approvals Needed to Complete the Merger

     In addition to the approval of the merger agreement by the West Essex Bancorp stockholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval of the Office of Thrift Supervision. In reviewing applications, the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Office of Thrift Supervision may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive. Kearny filed an application with the Office of Thrift Supervision on November 18, 2002.

     Under the Community Reinvestment Act of 1977, the Office of Thrift Supervision must take into account the record of performance of West Essex Bank and Kearny Federal in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each institution. As part of the review process, bank regulatory agencies frequently receive comments and protests from community groups and others. West Essex Bank and Kearny Federal each received a "satisfactory" rating during their respective last Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the Office of Thrift Supervision within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. While we believe that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger. If such proceeding is instituted or challenge is made, we cannot ensure a favorable result.

     The merger cannot proceed in the absence of the requisite regulatory approvals. See "The Merger Agreement--Conditions to Completing the Merger" and "The Merger Agreement -- Other Provisions of the Merger Agreement --Terminating the Merger Agreement." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under "The Merger Agreement--Conditions to Completing the Merger."

     The approval of any application merely implies the satisfaction of regulatory criteria for approval which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by West Essex Bancorp stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Accounting Treatment of the Merger

     The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Kearny Financial and West Essex Bancorp will be treated as one company as of the date of the merger, and Kearny Financial will record the fair value of West Essex Bancorp's assets (including intangible assets which arise from either contractual or other legal rights or are separable) and liabilities on its consolidated financial statements. Acquisition costs in excess of the fair value of the net assets acquired will be recorded as goodwill. Goodwill will not be amortized for financial accounting purposes, but instead will be tested for impairment annually. West Essex Bancorp's results of operations will be included in Kearny Financial's consolidated income statement after completion of the merger.

Dissenters' Rights

     Office of Thrift Supervision regulations do not grant dissenters' rights to the stockholders of West Essex Bancorp.

                              The Merger Agreement

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

When Will the Merger be Completed

     The closing of the merger will take place on a date designated by Kearny that is no later than 15 days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or waived, unless West Essex and Kearny agree to a later date. See "--Conditions to Completing the Merger." On the closing date, Kearny will file articles of combination with the Office of Thrift Supervision for each of the merger transactions in the merger. The merger will become effective at the time stated in the articles of combination.

     West Essex and Kearny expect to complete the merger in the first calendar quarter of 2003. However, neither West Essex nor Kearny can guarantee when or if the required regulatory approvals will be obtained. See "The Merger--Approvals Needed to Complete the Merger." Furthermore, either West Essex or Kearny may terminate the merger agreement if, among other reasons, the merger has not been completed on or before July 31, 2003, unless failure to complete the merger by that time is due to the failure of the party seeking to terminate the agreement to perform or observe its obligations set forth in the merger agreement. However, West Essex and Kearny have agreed to extend this deadline for an additional 120 days if they reasonably believe the merger can be completed within that time period. See "--Other Provisions of the Merger Agreement --Terminating the Merger Agreement."

Conditions to Completing the Merger

     The respective obligations of West Essex Bancorp and Kearny Financial to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement. West Essex Bancorp and Kearny Financial must:

     o    Obtain corporate approvals to execute the merger agreement;

     o    Fulfill their obligations under the merger agreement;

     o    Avoid any material breach of their representations and warranties;

     o Obtain regulatory approvals (without burdensome conditions in the reasonable judgment of Kearny Financial) from the Office of Thrift Supervision;

     o Not have in effect any order, decree, or injunction of a court or agency of competent jurisdiction which would prevent the completion of the merger transactions;

     o Receive officer's certificates from each other regarding the satisfaction of the merger agreement's conditions; and

     o    Obtain legal opinions from counsel.

     West Essex must also:

     o    Obtain approval from stockholders;

     o Do nothing that would have or result in any material adverse effect on West Essex; and

     o    Provide Kearny with an accounting of all transaction related expenses.

     Kearny Financial must also deposit with the exchange agent an amount of cash equal to the merger consideration West Essex Bancorp stockholders will be entitled to receive.

     You can find the details of the conditions to the merger in Article VI of the merger agreement located in Appendix A. We cannot guarantee that all of these conditions will be satisfied or waived.

Other Provisions of the Merger Agreement

     Although the completion of the merger requires stockholder approval, many provisions of the merger agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of Kearny and West Essex.

     Representations and Warranties. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business loans, investments, regulatory filings and benefit plans. These representations and warranties must be true and correct upon both signing of the merger agreement and the completion of the merger. A party can terminate the merger agreement if the other party's representations and warranties are not true and correct resulting in a material adverse effect on that other party. If the merger is completed, or if the merger agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles III and IV of the merger agreement located in Appendix A.

     Cooperation and Conduct of Business; Agreement Not to Solicit Other Proposals. Each party has agreed to cooperate in completing the merger and to avoid extraordinary transactions between the signing of the merger agreement and the completion of the merger. In addition, West Essex has agreed not to initiate, solicit, encourage or facilitate any acquisition proposal with a third party. An acquisition proposal includes the following:

     o Any merger, consolidation, share exchange, business combination, or other similar transaction;

     o Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of West Essex Bancorp or West Essex Bank, taken as a whole, in a single transaction or series of transactions;

     o Any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of West Essex Bancorp or the filing of a registration statement with the Securities Exchange Commission in connection therewith; and

     o Any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Despite the agreement not to solicit other acquisition proposals, the board of directors may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the board of directors:

     o Receives a written opinion from its financial advisor that such unsolicited acquisition proposal may be more superior to the transaction contemplated by the merger agreement with Kearny from a financial point of view;

     o Receives advice from legal counsel that the proposed acquiror may legally acquire West Essex Bancorp and West Essex Bank;

     o After receipt of advice from independent legal counsel, in good faith deems such action to be necessary for it to comply with its fiduciary responsibilities to West Essex Bancorp stockholders (a proposal that satisfies these first three requirements is defined as a "superior proposal"); and

     o    The special meeting of stockholders has not occurred.

     The obligations become void if the merger is completed. The obligations also become void if the merger agreement is terminated, except for those related to confidentiality and shared expenses. You can find details of these obligations in Article V of the merger agreement located in Appendix A.

     Waiver and Amendment. Section 8.03 of Article VIII of the merger agreement located in Appendix A allows either Kearny or West Essex to extend the time for the performance of any obligation by the other party, and to waive (to the extent permitted by law) any condition or obligation of the other party.

     Terminating the Merger Agreement. Kearny and West Essex can agree at any time not to complete the merger, even if West Essex Bancorp stockholders have approved it. Also, either Kearny or West Essex can decide, without the consent of the other, to terminate the merger agreement:

     o In response to a material breach of the merger agreement which is not cured within 30 days;

     o If the merger is not completed by July 31, 2003, unless failure to complete the merger by that time is due to the failure of the party seeking to terminate the agreement to perform or observe its obligations set forth in the merger agreement; provided, however, that West Essex and Kearny have agreed to extend this deadline for an additional 120 days if they reasonably believe the merger can be completed within that time period; or

     o If any required regulatory, stockholder or member (if required) approval is not obtained.

     Kearny may also terminate the merger agreement if the West Essex Bancorp board of directors withdraws its recommendation to approve the merger agreement or modifies or qualifies its recommendation in a manner adverse to Kearny or if West Essex enters into another agreement with someone else, in connection with a superior proposal.

     West Essex may also terminate the merger agreement if the West Essex Bancorp board of directors determines, after consultation with its advisors, that it is their fiduciary duty to accept a superior proposal.

     Termination Fee. West Essex must pay Kearny a termination fee of $4.0 million if:

     o Kearny terminates the merger agreement as a result of the West Essex Bancorp board of directors withdrawing its recommendation to approve the merger agreement or modifying or qualifying its recommendation in a manner adverse to Kearny or as a result of West Essex entering into another agreement with someone else, in connection with a superior proposal; or

     o If West Essex terminates the merger agreement as a result of the West Essex Bancorp board of directors determining, after consultation with its advisors, that it is their fiduciary duty to accept a superior proposal.

                        Additional Information Regarding
                               The Special Meeting

Stock Ownership

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of West Essex Bancorp's outstanding shares of common stock on December 30, 2002. Other than those persons listed below, West Essex Bancorp is not aware of any person that owns more than 5% of West Essex Bancorp's common stock as of December 30, 2002. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.


                                                                 Percent of
                                                                   Common
          Name and Address                    Number of             Stock
        of Beneficial Owner                 Shares Owned         Outstanding
------------------------------------       ---------------      -------------
West Essex Bancorp, M.H.C.(1)                 2,937,651               60.1%
417 Bloomfield Avenue
Caldwell, New Jersey 07006



The Baupost Group, L.L.C.(2)                   311,000                6.4%
44 Brattle Street
Cambridge, Massachusetts 02138
-----------------------------

               (1) The members of the board of directors of West Essex Bancorp also constitute the board of directors of West Essex MHC.

               (2) Based on information in a Schedule 13G/A filed on February 12, 2002.

     The following table provides information about the shares of West Essex Bancorp common stock that may be considered to be owned by each director and executive officer of West Essex Bancorp and by all directors and executive officers of West Essex Bancorp as a group as of December 30, 2002. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.


                                        Number of Shares       Percent of
                                          Number of            That May Be
                                            Shares           Acquired Within
                                            Owned              60 Days By          Common Stock
 Name                                (excluding options)(1) Exercising Options    Outstanding(2)
------                               --------------------   ------------------    --------------

David F. Brandley..................    17,248(3)               7,028                 *
John J. Burke......................    92,248(4)               7,028               2.0%
Charles E. Filippo.................    48,210(5)                  --               1.0%
William J. Foody...................    19,592(6)               4,685                 *
S.M. Terry LaCorte.................     3,000                     --                 *
Everett N. Leonard.................    14,123                  7,028                 *
Craig L. Montanaro.................    28,579                    966                 *
Leopold W. Montanaro...............   158,153(7)                 109               3.2%
All Executive Officers and
  Directors as a Group (8
  persons).........................   381,153                 26,844               8.3%
----------------------------------
* Less than 1% of shares outstanding

(1) Includes unvested restricted shares, and shares purchased by the trustee with cash dividends paid on the unvested restricted shares, awarded under the West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan, as amended and restated, for Messrs. Brandley, Burke, Filippo, Foody, Leonard, Craig
     L. Montanaro and Leopold W. Montanaro, as to which the holder has voting power but not investment power, as follows: 1,924 shares, 1,924 shares, 4,617 shares, 1,924 shares, 1,924 shares, 10,982 shares and 9,618 shares, respectively. Includes 456 and 8,726 shares credited under the supplemental executive retirement plan for Messrs. Filippo and Leopold W. Montanaro as to which the holder has voting power but not investment power. Also includes shares allocated under the employee stock ownership plan for Messrs. Filippo, Craig L. Montanaro and Leopold W. Montanaro, as to which the holder has voting power but not investment power, as follows: 6,508 shares, 4,886 shares and 6,508 shares, respectively.
(2) Percentages with respect to each person or group of persons have been calculated on the basis of 4,890,733 shares of Company's common stock, which includes the number of shares of the Company's common stock outstanding and entitled to vote as of December 30, 2002, plus the number of shares of the Company's common stock which such person or group of persons has the right to acquire within 60 days after December 30, 2002, by the exercise of stock options.
(3)  Includes 5,000 shares owned by Mr. Brandley's spouse.
(4)  Includes 43,750 shares owned by Mr. Burke's spouse.
(5)  Includes 3,750 shares owned by Mr. Filippo's spouse.
(6)  Includes 6,250 shares owned by Mr. Foody's spouse.
(7)  Includes 43,750 shares owned by Mr. Leopold Montanaro's spouse.

                      Stockholder Proposals and Nominations

     West Essex Bancorp will hold an annual meeting for the year ending December 31, 2002 only if the merger is not anticipated to be completed during the 2003 calendar year. Proposals that stockholders seek to have included in the proxy statement for West Essex Bancorp's next annual meeting, if one is held, must have been received by West Essex Bancorp no later than December 23, 2002. If next year's annual meeting is held on a date more than 30 calendar days from May 21, 2003, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     West Essex Bancorp's bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary of West Essex Bancorp not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days' notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the meeting date was made. A copy of the bylaws may be obtained from West Essex Bancorp.

                             Solicitation of Proxies

     The cost of solicitation of proxies on behalf of the Board will be borne by West Essex Bancorp. Proxies may be solicited personally or by telephone by directors, officers and other employees of West Essex Bancorp and West Essex Bank without any additional compensation. West Essex Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, the beneficial owners, and will reimburse those record holders for their reasonable expenses in doing so. Georgeson Shareholder Communications, Inc., a proxy solicitation firm, will be paid a fee of $5,000, plus out-of-pocket expenses to assist West Essex Bancorp.

                       Where You Can Find More Information

     As a public company, West Essex Bancorp is obligated to file annually, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, West Essex Bancorp's public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Craig L. Montanaro
                                              ----------------------------------
                                              Craig L. Montanaro
                                              Corporate Secretary

Caldwell, New Jersey
January 9, 2003

                                                                      Appendix A



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           KEARNY FEDERAL SAVINGS BANK

                                       AND

                             KEARNY FINANCIAL CORP.

                                       AND

                                   KEARNY MHC

                                       AND

                                 WEST ESSEX BANK

                                       AND

                            WEST ESSEX BANCORP, INC.

                                       AND

                           WEST ESSEX BANCORP, M.H.C.



                         DATED AS OF SEPTEMBER 11, 2002

                          AGREEMENT AND PLAN OF MERGER


      THIS  AGREEMENT  AND  PLAN  OF  MERGER  (this  "Agreement"),  dated  as of
September  11,  2002,  is by and  between (i) Kearny  Federal  Savings  Bank,  a
Federally-chartered savings bank ("Bank"), Kearny Financial Corp. ("Corporation"), a Federal MHC subsidiary holding company and the parent corporation of Bank, Kearny MHC ("MHC"), a federal mutual holding company of the Bank and the parent company of Corporation, and (ii) WEST ESSEX Bank, a Federally-chartered savings bank ("WEST ESSEX Bank"), WEST ESSEX Bancorp, Inc., a Federal MHC subsidiary holding company ("WEST ESSEX Bancorp"), and WEST ESSEX Bancorp, M.H.C., a Federally- chartered mutual holding company ("WEST ESSEX MHC"). Each of Bank, Corporation, MHC, WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

      1. Bank is a stock savings bank with its principal offices located in Kearny, New Jersey. Corporation is its parent company for Bank and MHC is Corporation's parent company and the mutual holding company for Bank. Bank, Corporation and MHC all have their principal offices in Kearny, New Jersey.

      2. WEST ESSEX MHC owns a majority of the outstanding capital stock of WEST ESSEX Bancorp, which owns all of the outstanding capital stock of WEST ESSEX Bank. WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC all have their principal offices in Caldwell, New Jersey.

      3. The Boards of Directors of the respective parties deem it advisable and in the best interests of the parties, including the members of MHC and WEST ESSEX MHC, and the stockholders of WEST ESSEX Bancorp, for the following merger transactions: (i) WEST ESSEX Bancorp will merge with Corporation Merger Sub (a wholly owned subsidiary of Corporation), with WEST ESSEX Bancorp as the surviving entity; (ii) WEST ESSEX MHC will merge with MHC, with MHC as the surviving entity; (iii) WEST ESSEX Bancorp will merge or consolidate with Corporation, with Corporation as the surviving entity; (iv) WEST ESSEX Bank will merge with and into Bank, with Bank as the surviving institution, and Bank will remain a subsidiary of Corporation; (v) concurrently with steps (i) through
(iv), 100% of the outstanding shares of WEST ESSEX Bancorp Common Stock previously held by stockholders other than WEST ESSEX MHC will be canceled and exchanged for a payment of $35.10 per share in cash paid by Corporation or Corporation Merger Sub pursuant to the terms of this Agreement; and (vi) as a result of the foregoing, the interests of WEST ESSEX MHC members shall cease to exist and will be converted into interests of the same nature in MHC.

      4. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

      In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      SECTION 1.01.  DEFINITIONS.

      Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control of, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

      "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Bank, Corporation, MHC, WEST ESSEX MHC, WEST ESSEX Bancorp and WEST ESSEX Bank.

      "Applications" means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

      "Bank" means Kearny Federal Savings Bank, a Federally-chartered stock savings bank.

      "Bank Merger" means the merger of WEST ESSEX Bank with and into Bank, with Bank as the surviving institution.

      "Bank Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Bank, except any corporation the stock of which is held as security by Bank in the ordinary course of its lending activities.

      "Closing" means the closing of the Merger as set forth in Section 2.07 of this Agreement.

      "Closing Date" means the date determined by Kearny, in consultation with and upon no less than five (5) days prior written notice to WEST ESSEX Bancorp, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which the parties shall mutually agree.

      "Corporate Merger" means the merger of Corporation Merger Sub with and into WEST ESSEX Bancorp with WEST ESSEX Bancorp as the surviving entity.

      "Corporation Merger Sub" means a wholly owned subsidiary of Corporation to be incorporated to facilitate the merger of WEST ESSEX Bancorp and Corporation.

      "Environment"  means  ambient  air,  surface  water,  groundwater,   soil,
sediment and land.

      "Environmental  Assessment"  shall have the meaning  given to such term in
Section 5.02(a) of this Agreement.

      "Environmental   Conditions"  means  any  pollution  or  contamination  or
threatened pollution or contamination of, or the Release or threatened Release of Hazardous Materials into, the Environment.

      "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
(iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

      "Exchange Agent" means the third party entity selected by Kearny and reasonably acceptable to WEST ESSEX, as provided in Section 2.03(a) of this Agreement.

      "FinPro" means FinPro, Inc., the financial advisor to WEST ESSEX in connection with the transactions provided for in this Agreement.

      "FDIA" means the Federal Deposit Insurance Act, as amended.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLB" means the Federal Home Loan Bank.

      "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

      "Hazardous Material" means any substance (whether solid, liquid or gas) which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

      "HOLA" means the Home Owners' Loan Act of 1956, as amended.

      "IRC" or "Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A.13:1K-6 et seq., and the regulations promulgated thereunder, N.J.A.C. 7:26B-1.1 et seq.

      "Kearny" means the Bank, the Corporation, the MHC and/or any direct or indirect Subsidiary of such entities.

      "Kearny Disclosure Schedules" means the Disclosure Schedules delivered by Kearny to WEST ESSEX pursuant to Article IV of this Agreement.

      "Kearny Financials" means the audited consolidated financial statements of Corporation as of June 30, 2001 and 2000 and for the three years ended June 30, 2001, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of the Corporation as of each calendar quarter following December 31, 2001.

      "Loan Property" means any property or facility in which WEST ESSEX (or a Subsidiary of WEST ESSEX) holds a security interest and, where required by the context, includes the owner and/or operator of such property or facility, but only with respect to such property or facility.

      "Material Adverse Effect" shall mean, with respect to Kearny or WEST ESSEX, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Kearny or WEST ESSEX resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any Federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated thereby.

      "Member Proxy Statement" means any proxy statement, if any, together with any supplements thereto, to be transmitted by WEST ESSEX MHC to its members in connection with the transactions contemplated by this Agreement if a vote of such members is required by any Regulatory Authority.

      "Merger" shall mean collectively the Corporate Merger, the MHC Merger, the Mid-Tier Merger, the Bank Merger and any other mergers by interim corporate entities necessary to effectuate the transactions contemplated by this Agreement.

      "Merger Effective Date" means the date upon which the articles of combination as to the Merger are filed and endorsed by the OTS or as otherwise stated in the articles of combination, in accordance with HOLA and the regulations of the OTS.

      "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

      "MHC Merger" means the merger of the WEST ESSEX MHC with and into MHC with MHC as the surviving entity.

      "Mid-Tier Merger" means the merger of WEST ESSEX Bancorp with and into Corporation with Corporation as the surviving entity.

      "OTS" means the Office of Thrift Supervision.

      "Participation Facility" means any property or facility in which WEST ESSEX (or a Subsidiary of WEST ESSEX) participates in the management of such property or facility (including all property or facilities held in trust or in any other fiduciary capacity) and, where required by the context, includes the owner and/or operator of such property, but only with respect to such property or facility.

      "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

      "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of WEST ESSEX Bancorp Common Stock and, if required by any Regulatory Authority, any proxy statement together with any supplements thereto to be transmitted by WEST ESSEX MHC to the members of WEST ESSEX MHC in connection with the transactions contemplated by this Agreement.

      "Release" means any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

      "Regulatory Agreement" has the meaning given to that term in Section 3.11 of this Agreement.

      "Regulatory Authority" or "Regulatory Authorities" means any agency or department of any Federal or state government, including, without limitation, the OTS, the FDIC, the SEC and the respective staffs thereof.

      "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

      "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

      "Sandler O'Neill" means Sandler O'Neill & Partners, LLP, the financial advisor to Kearny in connection with the transactions provided for in this Agreement.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

      "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

      "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

      "Stockholder Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of WEST ESSEX Bancorp Common Stock in connection with the transactions contemplated by this Agreement.

      "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Kearny or WEST ESSEX, as the case may be, in the ordinary course of its lending activities.

      "WEST ESSEX" means WEST ESSEX MHC, WEST ESSEX Bancorp, WEST ESSEX Bank and/or any direct or indirect Subsidiary of such entities.

      "WEST ESSEX Disclosure Schedules" means the Disclosure Schedules delivered by WEST ESSEX to Kearny pursuant to Article III of this Agreement.

      "WEST ESSEX  Employee  Plan" has the meaning given to that term in Section
3.12 of this Agreement.

      "WEST ESSEX Bancorp" means WEST ESSEX Bancorp, Inc., a Federal MHC subsidiary holding company.

      "WEST ESSEX Bancorp Financials" means (i) the audited consolidated financial statements of WEST ESSEX Bancorp as of December 31, 2001 and 2000 and for the three years ended December 31, 2001, including the notes thereto, and
(ii) the unaudited interim consolidated financial statements of WEST ESSEX Bancorp as of each calendar quarter following December 31, 2001 included in Securities Documents filed by WEST ESSEX Bancorp.

      "WEST ESSEX Bancorp Common Stock" means the common stock of WEST ESSEX Bancorp described in Section 3.02(a).

      "WEST ESSEX Bancorp Options" means the options awarded to acquire shares of WEST ESSEX Bancorp Common Stock as set forth in Section 3.02 and as disclosed at WEST ESSEX Disclosure Schedule 3.12(i).

      "WEST ESSEX MHC" means WEST ESSEX Bancorp, M.H.C., a Federally-chartered mutual holding company.

      "WEST ESSEX  Pension  Plan" has the meaning  given to that term in Section
3.12 of this Agreement.

      "WEST ESSEX Property" means any property or facility currently or formerly owned, operated, leased or occupied by WEST ESSEX, or any of them (or a predecessor of any of the foregoing), in connection with WEST ESSEX's business.

      "WEST ESSEX Regulatory Reports " means the OTS Thrift Financial Reports ("TFRs") of WEST ESSEX Bank and accompanying schedules, as filed with the OTS for each calendar quarter beginning with the quarter ended March 31, 1998, through the Closing Date, and all Annual, Quarterly and Current Reports filed with the OTS by WEST ESSEX Bancorp or WEST ESSEX MHC from March 31, 1998, through the Closing Date.

      "WEST ESSEX Restricted Stock" means awards of Common Stock under any stock bonus plan of WEST ESSEX Bancorp or WEST ESSEX Bank as disclosed at WEST ESSEX Disclosure Schedule 2.04(b).

      "WEST ESSEX Bank" means WEST ESSEX Bank, a Federally- chartered stock savings bank.

      "WEST ESSEX Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by WEST ESSEX Bancorp, and includes WEST ESSEX Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of WEST ESSEX Bank.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

      SECTION 2.01.  EFFECTS OF MERGER; SURVIVING INSTITUTIONS.

      On the Merger Effective Date, the Merger will be effected as follows:

      (a) THE CORPORATE MERGER AND MID-TIER MERGER. Corporation Merger Sub shall merge with and into WEST ESSEX Bancorp with WEST ESSEX Bancorp as the surviving entity (the "Corporate Merger"). WEST ESSEX Bancorp and Corporation Merger Sub shall enter into the Corporate Merger Agreement substantially in the form of Exhibit A attached hereto. Immediately thereafter, WEST ESSEX Bancorp shall merge with and into Corporation with Corporation as the surviving entity in accordance with the Mid-Tier Merger Agreement substantially in the form of Exhibit B attached hereto.

      (b) THE MHC MERGER. WEST ESSEX MHC shall merge with and into MHC with MHC as the surviving entity. The separate existence of WEST ESSEX MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of WEST ESSEX MHC shall be taken and deemed to be transferred to and vested in MHC, as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the applicable laws of the United States, and regulations of the OTS. WEST ESSEX MHC and MHC shall enter into the MHC Merger Agreement substantially in the form of Exhibit C attached hereto.

      (c) THE BANK MERGER. WEST ESSEX Bank shall merge with and into Bank, with Bank as the surviving institution (the "Bank Merger"). The Bank Merger shall be effected pursuant to the Bank Merger Agreement substantially in the form of Exhibit D attached hereto. As a result of the Bank Merger, the existence of WEST ESSEX Bank shall cease and Bank shall be the surviving association and continue its existence as a savings bank under the laws of the United States.

      (d) MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Kearny may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions described in (a) through (c) above, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of WEST ESSEX Bancorp as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification, (iii) such modification will not be likely to jeopardize receipt of any required regulatory approvals required under Sections 6.02(d), or impair or prevent the satisfaction of any conditions to the Closing.

      SECTION 2.02.  CONVERSION AND CANCELLATION OF SHARES; EFFECT ON MEMBERS.

      (a) On the Merger Effective Date and in accordance with the Corporate Merger, MHC Merger, Mid-Tier Merger and the Bank Merger:

            (i) Each issued and outstanding share of WEST ESSEX Bancorp Common Stock (except shares held by WEST ESSEX MHC) shall cease to exist and shall be converted into the right to receive $35.10 in cash (the "Merger Consideration");

            (ii) the interests of members of WEST ESSEX MHC will be converted into interests of the same nature in the MHC (the "Member Conversion").

      (b) Any shares of WEST ESSEX Bancorp Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into the Merger Consideration, and no cash shall be issued or exchanged therefor.

      (c) The holders of certificates representing shares of WEST ESSEX Bancorp Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of WEST ESSEX Bancorp.

      (d) As a result of the Member Conversion, each holder of a deposit account at WEST ESSEX Bank as of the effective time of the Bank Merger shall become a holder of a deposit account at the Bank with the same rights, privileges and obligations as a holder of a deposit account at the Bank at the effective time of the Bank Merger, and all deposit accounts established at WEST ESSEX Bank prior to the Merger Effective Date shall be deemed to have been established at the Bank on the date that they were previously established at WEST ESSEX Bank.

      SECTION 2.03.  PAYMENT FOR SHARES.

      (a) As promptly as practicable after the Merger Effective Date, and in any event within five business days after the Merger Effective Date, the Exchange Agent shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of WEST ESSEX Bancorp shall constitute authorization for Corporation to designate and appoint the Exchange Agent, which appointment shall be reasonably acceptable to WEST ESSEX Bancorp. Neither Corporation nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of WEST ESSEX Bancorp until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Corporation.

      (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (c) On or prior to the Merger Effective Date, Kearny shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the WEST ESSEX Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section
2.02 hereof.

      (d) The payment of the Merger Consideration upon the conversion of WEST ESSEX Bancorp Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such WEST ESSEX Bancorp Common Stock.

      (e) Promptly following the date which is 12 months after the Merger Effective Date, the Exchange Agent shall deliver to Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of WEST ESSEX Bancorp Common Stock may surrender such Certificate to Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of WEST ESSEX Bancorp Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

      (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of WEST ESSEX Bancorp of the shares of WEST ESSEX Bancorp

Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of WEST ESSEX Bancorp shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article.

      (g) In the event any certificate for WEST ESSEX Bancorp Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Corporation may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Corporation may specify as indemnity against any claim that may be made against WEST ESSEX Bancorp, Corporation or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      (h) Corporation is hereby authorized, with the consent of WEST ESSEX, to adopt additional rules and regulations with respect to the matters referred to in this Agreement not inconsistent with the provisions of this Agreement and which do not adversely affect the rights of stockholders of WEST ESSEX Bancorp.

      SECTION 2.04. CANCELLATION OF WEST ESSEX BANCORP STOCK OPTIONS AND RESTRICTED STOCK.

      (a) Each WEST ESSEX Bancorp Option issued and outstanding on the date hereof and remaining outstanding immediately prior to the Closing Date, as set forth in WEST ESSEX Disclosure Schedule 3.12(i), whether or not the option is then exercisable, shall be converted into the right to receive a cancellation payment in an amount equal to the product of (i) the number of shares of WEST ESSEX Bancorp Common Stock subject to such option immediately prior to the Closing Date and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be made by WEST ESSEX Bancorp not later than the Closing Date in consideration for, and shall result in, the settlement and cancellation of all such WEST ESSEX Bancorp Options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute and deliver a cancellation agreement in form and substance reasonably satisfactory to Kearny.

      (b) Each share of WEST ESSEX Restricted Stock issued and outstanding immediately prior to the Closing Date, as set forth in WEST ESSEX Disclosure
Schedule 2.04(b), shall be canceled and exchanged for payment to be made to the recipient or holder thereof by WEST ESSEX not later than the Closing Date in an amount equal to the Merger Consideration, less any cash which must be withheld under federal and state income and employment tax requirements; provided that such recipient or holder shall deliver to WEST ESSEX a cancellation agreement in form and substance reasonably satisfactory to Kearny prior to receipt of such payment.

      SECTION 2.05.   AVAILABILITY OF INFORMATION.

      Promptly after the execution by the Parties of this Agreement, WEST ESSEX shall provide to Kearny, its officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to the books, records, properties and facilities of WEST ESSEX and shall use its best efforts to cause its officers, employees, agents and representatives to cooperate with any reasonable request for information.

      SECTION 2.06.  EMPLOYMENT AGREEMENTS.

      It is acknowledged that WEST ESSEX Bank currently has outstanding, separate employment agreements and separate change of control agreements with individuals detailed at WEST ESSEX Disclosure Schedule 2.06 ("Employment Agreements"). Kearny will honor the terms of the Employment Agreements and WEST ESSEX or Kearny shall make the payments required thereunder; details of such estimated calculations are set forth in WEST ESSEX Disclosure Schedule 2.06; provided that no such payments shall be made prior to delivery of an acknowledgment and release agreement in form and substance reasonably satisfactory to Kearny prior to delivery of such payments.

      SECTION 2.07.   CLOSING.

      The closing of the Merger shall take place at the offices of the Corporation in Kearny, New Jersey, or at such other location selected by Kearny, on the Closing Date.



                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
             WEST ESSEX BANK, WEST ESSEX BANCORP AND WEST ESSEX MHC

      WEST ESSEX represents and warrants to Kearny that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the WEST ESSEX Disclosure Schedules delivered to Kearny on or prior to the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. WEST ESSEX has made a good faith effort to ensure that the disclosure on each schedule of the WEST ESSEX Disclosure Schedules corresponds to the section reference herein. However, for purposes of the WEST ESSEX Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

      SECTION 3.01.  ORGANIZATION.

      (a) WEST ESSEX MHC is a Federal mutual holding company duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. WEST ESSEX MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on WEST ESSEX MHC. Except as set forth in WEST ESSEX Disclosure Schedule 3.01(a), WEST ESSEX MHC has no subsidiary other than WEST ESSEX Bancorp.

      (b) WEST ESSEX Bancorp is a Federal MHC subsidiary holding company duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. WEST ESSEX Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the business, operations, assets, financial condition or prospects of WEST ESSEX Bancorp and its subsidiaries taken as a whole. Other than shares of capital stock in WEST ESSEX Bank and its subsidiaries, as identified below (collectively, the "WEST ESSEX Subsidiaries"), WEST ESSEX Bancorp does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

      (c) WEST ESSEX Bank is a Federal stock savings bank organized, validly existing and in good standing under the laws of the United States. Except as set forth in WEST ESSEX Disclosure Schedule 3.01(c), WEST ESSEX Bank is the only WEST ESSEX Subsidiary. The deposits of WEST ESSEX Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by WEST ESSEX Bank. Each WEST ESSEX Subsidiary is identified in WEST ESSEX Disclosure
Schedule 3.01(c), and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

      (d) WEST ESSEX Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

      (e) Except as disclosed in WEST ESSEX Disclosure Schedule 3.01(e), the respective minute books of WEST ESSEX MHC, WEST ESSEX Bancorp, WEST ESSEX Bank and each WEST ESSEX Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

      (f) Prior to the date of this Agreement, true and correct copies of the charter and bylaws of WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC, and each WEST ESSEX Subsidiary, have been made available to Kearny.

      SECTION 3.02.  CAPITALIZATION.

      (a) The authorized capital stock of WEST ESSEX Bancorp consists of 9,000,000 shares of common stock, $0.01 par value ("WEST ESSEX Bancorp Common Stock"), and 1,000,000 shares of Preferred Stock, $0.01 par value (the "WEST ESSEX Preferred Stock"), of which 1,907,742 shares of WEST ESSEX Bancorp Common Stock are outstanding, validly issued, fully paid and nonassessable, and free of preemptive rights which are owned by parties other than WEST ESSEX MHC. Except for an aggregate of 191,835 shares of WEST ESSEX Bancorp Common Stock issuable upon exercise of stock options, neither WEST ESSEX Bancorp nor any WEST ESSEX Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of WEST ESSEX Bancorp Common Stock, or any other security of WEST ESSEX Bancorp or any WEST ESSEX Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of WEST ESSEX Bancorp Common Stock or any other security of WEST ESSEX Bancorp, other than (i) as set forth in reasonable detail in the WEST ESSEX Disclosure Schedule 3.02(a). There are no shares of WEST ESSEX Bancorp Preferred Stock issued and outstanding. There are 401,068 shares of WEST ESSEX Bancorp Common Stock held by WEST ESSEX Bancorp as treasury stock.

      (b) WEST ESSEX MHC owns 2,937,651 shares of WEST ESSEX Bancorp Common Stock, free and clear of any lien or encumbrance except as set forth in WEST ESSEX Disclosure Schedule 3.02(b), which shares represent approximately 60.6 percent of the total shares of WEST ESSEX Bancorp issued and outstanding. Except for shares of WEST ESSEX Bancorp Common Stock (and any equity interests that may be attributed to WEST ESSEX MHC due to its ownership of WEST ESSEX Bancorp Common Stock), WEST ESSEX MHC does not possess, directly or indirectly, any equity interest in any corporation.

      (c) To the best knowledge of WEST ESSEX Bancorp, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) other than WEST ESSEX MHC, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of WEST ESSEX Bancorp Common Stock, except as disclosed in the WEST ESSEX Disclosure Schedule 3.02(c).

      (d) The authorized capital stock of WEST ESSEX Bank consists of9,000,000 shares of common stock, $1.00 par value ("WEST ESSEX Bank Common Stock") and 1,000,000 shares of Preferred Stock, $1.00 par value, of which 100 shares of common stock are issued and outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. All shares of WEST ESSEX Bank Common Stock issued and outstanding are owned by WEST ESSEX Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. There are no shares of preferred stock issued and outstanding.

      SECTION 3.03.  AUTHORITY; NO VIOLATION.

      (a) WEST ESSEX has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WEST ESSEX and the completion by WEST ESSEX of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Boards of Directors of WEST ESSEX and, except for approval of the stockholders of WEST ESSEX Bancorp and, if required, the members of WEST ESSEX MHC, no other proceedings on the part of WEST ESSEX are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by WEST ESSEX; the MHC Merger has been duly and validly approved by the Board of Directors of WEST ESSEX MHC; the Mid-Tier Merger has been duly and validly approved by the Board of Directors of WEST ESSEX Bancorp; and the Bank Merger has been duly and validly approved by the Board of Directors of WEST ESSEX Bank and, subject to approval by the stockholders of WEST ESSEX Bancorp and, if required, the members of WEST ESSEX MHC, and receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to WEST ESSEX Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

      (b) Subject to the receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof and the compliance by WEST ESSEX and Kearny with any conditions contained therein,

            (A)   the execution and delivery of this Agreement by WEST ESSEX,

            (B)   the consummation of the transactions contemplated hereby, and

            (C) compliance by WEST ESSEX with any of the terms or provisions hereof,

will not (i) conflict with or result in a material breach of any provision of the charter or bylaws of WEST ESSEX; (ii) to the best knowledge of WEST ESSEX, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WEST ESSEX or any of the properties or assets of WEST ESSEX; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of WEST ESSEX under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which WEST ESSEX is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (ii) and (iii) above for violations which, individually or in the aggregate, would not have a Material Adverse Effect on WEST ESSEX.

      SECTION 3.04.  CONSENTS.

      Except as set forth in WEST ESSEX Disclosure Schedule 3.04, and except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 5.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of WEST ESSEX Bancorp and, if required, the members of WEST ESSEX MHC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to the best knowledge of WEST ESSEX, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by WEST ESSEX, and (b) the completion by WEST ESSEX of the transactions described in this Agreement.

      Section 3.05. FINANCIAL STATEMENTS; REGULATORY REPORTS; AND SECURITIES DOCUMENTS.

      (a) WEST ESSEX REGULATORY REPORTS. WEST ESSEX has previously made available to Kearny, in WEST ESSEX Disclosure Schedule 3.05(a) or otherwise, the WEST ESSEX Regulatory Reports. The WEST ESSEX Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of WEST ESSEX Bank and WEST ESSEX Bancorp, as the case may be, as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis, except as otherwise required or stated therein. Except as set forth in WEST ESSEX Disclosure Schedule 3.05(a), WEST ESSEX has timely filed all Regulatory Reports, together with any material amendments thereto that WEST ESSEX is required to file with (i) OTS, (ii) the FDIC, and (iii) any other federal, state, municipal, local or foreign government, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof, except where failure to so timely file did not have a Material Adverse Effect on WEST ESSEX.

      (b) WEST ESSEX FINANCIALS. WEST ESSEX has previously made available to Kearny, in WEST ESSEX Disclosure Schedule 3.05(b) or otherwise, the WEST ESSEX Financials. The WEST ESSEX Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of WEST ESSEX Bancorp and the WEST ESSEX Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-QSB.

      (c) NO UNDISCLOSED LIABILITIES. WEST ESSEX does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted), including liabilities for any Tax (collectively, "Liabilities"), except: (i) as reflected on the consolidated Balance Sheet of WEST ESSEX as of December 31, 2001, included in the WEST ESSEX Financials, (ii) for Liabilities that, individually or in the aggregate, do not have a Material Adverse Effect on WEST ESSEX, or that have arisen in the ordinary and usual course of business after the date of such Balance Sheet, and which will be included in the next following report provided to Kearny pursuant to Section 5.02(d), or (iii) as set forth in the WEST ESSEX Disclosure Schedules.

      (d) Securities Documents.

      (i) WEST ESSEX has previously made available to Kearny, in WEST ESSEX Disclosure Schedule 3.05(d) or otherwise, each Securities Document WEST ESSEX Bancorp has filed, used or circulated since January 1, 1998 through the date of this Agreement and will promptly deliver each Securities Document filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated), including, without limitation, WEST ESSEX Bancorp's Annual Reports on Form 10- KSB and Quarterly Reports on Form 10-QSB.

      (ii) No Securities Documents of WEST ESSEX Bancorp, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. WEST ESSEX Bancorp has timely filed all Securities Documents required to be filed by it with the SEC, under various securities laws and regulations for the last five years (or such shorter period as it may have been subject to such filing requirements). All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law.

      SECTION 3.06.  TAXES.

      WEST ESSEX Bancorp and the WEST ESSEX Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). WEST ESSEX has duly filed all Federal, state and material local tax returns required to be filed by or with respect to WEST ESSEX on or prior to the date hereof (all such returns being accurate and correct in all material respects) and has duly paid or has made provisions for the payment of, all material Federal, state and local taxes which have been incurred by or are due or claimed to be due from WEST ESSEX by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in WEST ESSEX Disclosure Schedule 3.06, as of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of WEST ESSEX, and no claim has been made by any authority in a jurisdiction where WEST ESSEX does not file tax returns that WEST ESSEX is subject to taxation in that jurisdiction. Except as set forth in WEST ESSEX Disclosure Schedule 3.06, WEST ESSEX has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. WEST ESSEX has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and WEST ESSEX has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

      SECTION 3.07.  NO MATERIAL ADVERSE EFFECT.

      WEST ESSEX has not suffered any Material Adverse Effect since December 31, 2001.

      SECTION 3.08.  CONTRACTS.

      (a) Except as set forth in WEST ESSEX Disclosure Schedule 3.08(a), WEST ESSEX is not a party to or subject to: (i) any employment, consulting, change in control or severance contract or material arrangement with any past or present officer, director or employee of WEST ESSEX except for "at will" arrangements;
(ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of WEST ESSEX; (iii) any collective bargaining agreement with any labor union relating to employees of WEST ESSEX; (iv) any agreement which by its terms limits the payment of dividends by WEST ESSEX Bank or WEST ESSEX Bancorp;
(v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which WEST ESSEX is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of New York, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Kearny; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of WEST ESSEX to engage in any type of banking or bank-related business in which WEST ESSEX is permitted to engage under applicable law as of the date of this Agreement.

      (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Kearny on or before the date hereof, are listed in and attached to WEST ESSEX Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and WEST ESSEX (nor, to the knowledge of WEST ESSEX, any other party to any such contract, plan, arrangement or instrument) has not materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the WEST ESSEX Disclosure Schedule 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in WEST ESSEX Disclosure Schedule 3.08(b), none of the employees (including officers) of WEST ESSEX possesses the right to terminate his/her employment and receive or be paid (or cause WEST ESSEX to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in WEST ESSEX Disclosure Schedule 3.08(b), no plan, contract, employment agreement, change in control agreement, termination agreement, or similar agreement or arrangement to which WEST ESSEX is a party or under which WEST ESSEX may be liable contains provisions which permit any employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in WEST ESSEX Disclosure Schedule 3.08(b), no such agreement, plan, contract, or arrangement: (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of WEST ESSEX or upon the occurrence of a subsequent event; or (y) requires WEST ESSEX to provide a benefit in the form of WEST ESSEX Bancorp Common Stock or determined by reference to the value of WEST ESSEX
Bancorp Common Stock, except as disclosed in WEST ESSEX Disclosure Schedule 3.08(b). Except as disclosed in WEST ESSEX Disclosure Schedule 3.08(b), no such agreement, plan or arrangement with respect to officers or directors of WEST ESSEX or to any of their respective employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a Federal income tax deduction under IRC Sections 280G and 162(m).

      SECTION 3.09.  OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

      (a) Except as disclosed in WEST ESSEX Disclosure Schedule 3.09, WEST ESSEX has good and, as to real property, marketable title to all material assets and properties owned by WEST ESSEX in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the WEST ESSEX Regulatory Reports and in the WEST ESSEX Bancorp Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, or any transaction by WEST ESSEX acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. WEST ESSEX, as lessee, has the right under valid and subsisting leases of real and personal properties used by WEST ESSEX in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in WEST ESSEX Disclosure Schedule 3.09, such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the WEST ESSEX Bancorp Financials.

      (b) With respect to all material agreements pursuant to which WEST ESSEX has purchased securities subject to an agreement to resell, if any, WEST ESSEX has a lien or security interest (which to WEST ESSEX's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

      (c) WEST ESSEX currently maintains insurance considered by WEST ESSEX to be reasonable for its operations, in accordance with good business practice. WEST ESSEX has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by WEST ESSEX under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years, and WEST ESSEX has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. WEST ESSEX Disclosure Schedule 3.09 identifies all policies of insurance maintained by WEST ESSEX.

      SECTION 3.10. LEGAL PROCEEDINGS.

      Except as disclosed in WEST ESSEX Disclosure Schedule 3.10, WEST ESSEX is not a party to any, and there are no pending or, to the best of WEST ESSEX's knowledge, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against WEST ESSEX, (ii) to which WEST ESSEX's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of WEST ESSEX to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on WEST ESSEX.

      SECTION 3.11.  COMPLIANCE WITH APPLICABLE LAW.

      (a) WEST ESSEX holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect on WEST ESSEX. WEST ESSEX, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of WEST ESSEX.

      (b) Except as disclosed in WEST ESSEX Disclosure Schedule 3.11(b), WEST ESSEX has not received any notification or communication from any Regulatory Authority (i) asserting that WEST ESSEX is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to WEST ESSEX; (iii) requiring or threatening to require WEST ESSEX, or indicating that WEST ESSEX may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of WEST ESSEX, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of WEST ESSEX, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). WEST ESSEX has not consented to or entered into any currently effective Regulatory Agreement, except as set forth in WEST ESSEX Disclosure Schedule 3.11(b). The most recent regulatory rating given to WEST ESSEX Bank as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better. WEST ESSEX Bank is not in the process of a regulatory review of CRA compliance and is aware of no intent by Regulatory Authorities to issue WEST ESSEX a non-satisfactory CRA rating.

      SECTION 3.12.  ERISA AND CERTAIN BENEFIT PLANS.

      (a) EMPLOYEE PLANS. (i) WEST ESSEX Disclosure Schedule 3.12(a)(i) contains a true and complete list of all "employee benefit plans," as defined in section 3(3) of ERISA, currently effective or terminated, written or oral, (A)that are maintained or contributed to by WEST ESSEX, have been maintained or contributed to by WEST ESSEX in the last (6) six years, or with respect to which WEST ESSEX has or may have any liability, and (B) in which employees, former employees, or directors of WEST ESSEX (or their family members or dependents) participate, or under which they have a right to benefits. WEST ESSEX Disclosure Schedule 3.12(a)(i) further identifies as such any Employee Plan that is or was (A) a "Defined Benefit Plan" (as defined in section 414(j) of the Code), (B) intended to meet the requirements of section 401(a) or 403(a) of the Code (a "Qualified Plan"), (C) a "Multi-employer Plan" (as defined in section 3(37) of ERISA) and/or (D) subject to Title IV of ERISA (a "Title IV Plan"). For purposes of this section, the term WEST ESSEX shall include any person that, together with WEST ESSEX, would be treated as a single employer under section 414 of the Code or section 4001 of ERISA.

      (ii) WEST ESSEX Disclosure Schedule 3.12(a)(ii) contains a true and complete list of all other deferred-compensation, profit-sharing, bonus, incentive, savings, stock bonus, stock purchase, employee stock ownership, stock option, phantom stock, stock appreciation, severance, separation, termination, employment, change-in-control, supplemental unemployment, fringe benefit, collective purchase, voluntary employees' beneficiary association (as defined in section 501(c)(9) of the Code), insurance, split-dollar, vacation, holiday, sick-leave, or other plans, agreements, contracts, policies, practices, programs, commitments, understandings, and arrangements, other than those subject to ERISA which are identified on WEST ESSEX Disclosure Schedule 3.12(a)(i), whether formal or informal, currently effective or terminated, written or oral, (A) that are maintained or contributed to by WEST ESSEX, have been maintained or contributed to by WEST ESSEX in the last (3) three years, or with respect to which WEST ESSEX has or may have any liability, and (B) in which employees, former employees, or directors of WEST ESSEX (or their family members or dependents) participate, or under which they have a right to benefits. All such plans, agreements, contracts, policies, programs, commitments, undertakings, and arrangements set forth on WEST ESSEX Disclosure Schedule 3.12(a)(i) or 3.12(a)(ii) shall be collectively referred to as "Employee Plans."

      (b) DOCUMENTATION. Except as disclosed in WEST ESSEX Disclosure Schedule 3.12(b), with respect to each Employee Plan, to the extent applicable, WEST ESSEX has provided to Kearny current, accurate, and complete copies of: (i) the documents comprising such Plan (or, to the extent no such copy exists, a complete and accurate description thereof), (ii) any related trust agreement, insurance contract, or other funding instrument, (iii) the most recent IRS determination letter, as well as any other ruling, no-action letter, or advisory opinion that pertains to such Plan from the IRS, Department of Labor, Pension Benefit Guaranty Corporation, or any other governmental agency, (iv) the summary plan description, as well as any other summary, description, or handbook of plan benefits that is provided by WEST ESSEX to its employees concerning the extent of benefits under the Plan, (v) all securities registration statements filed with respect to such Employee Plan, (vi) all collective bargaining agreements pursuant to which contributions to such Plan(s) have been or are being made, or obligations have been or are being incurred, by WEST ESSEX, (vii) any current or prior written communications relating to any promise or guarantee of retiree health or death benefits,

(viii) the contract(s) with any third-party administrator, provider, or insurer,
(ix) any documents relating to the correction (including self-correction) of any operational or formal failure under the IRS employee plans compliance resolution system; and (x) for the three most recent years (or since the date of the Plan's inception): (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) attorney's response to an auditor's request for information.

      (c) COMPLIANCE WITH LAW. Each Employee Plan has been established and administered in accordance with its terms and in material compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules, and regulations. Furthermore, no condition exists or event has occurred with respect to any Employee Plan that would subject WEST ESSEX to any tax, fine, lien, penalty, or other liability imposed by ERISA, the Code, or other applicable laws, rules, and regulations. All reports, returns, and similar documents required to be filed with any governmental agency, or to be distributed to any plan participants, have been duly and timely filed or distributed. For each Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof.

      (d) QUALIFIED PLANS. Each Qualified Plan is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would adversely affect its qualification or increase its costs. No "reportable event" (as defined in section 4043 of ERISA), "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), or "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code, whether or not waived) has occurred, and no Employee Plan has been amended in a fashion that would require security to be provided in accordance with section 401(a)(29) of the Code. Except as set forth in WEST ESSEX Disclosure Schedule 3.12(d), WEST ESSEX does not now and has not ever maintained a Defined Benefit Plan or Title IV Plan or participated in a Multiemployer Plan, and WEST ESSEX has not ever incurred any liability under Title IV of ERISA. Any shares of WEST ESSEX purchased by an Employee Plan were purchased for no more than adequate consideration as defined in the Code, ERISA, and Department of Treasury and Department of Labor regulations.

      (e) WELFARE BENEFITS. Expect as provided in WEST ESSEX Disclosure Schedule 3.12(e), WEST ESSEX does not provide, and is not now and has not ever been obligated to provide, medical or death benefits with respect to any employees, directors or former employees or former directors (or their family members) after termination of employment, except as specifically required under section 4980B of the Code. WEST ESSEX has fully complied with the notice and continuation coverage requirements of section 4980B of the Code and the regulations thereunder with respect to each "welfare plan" (as defined in section 3(1) of ERISA) that is or was, during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open (by consent or otherwise), a group health plan within the meaning of section 5000(b)(1) of the Code.

      (f) LITIGATION. With respect to any Employee Plan, (i) no actions, suits, or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of WEST ESSEX, threatened, (ii) no facts or circumstances exist that could give rise to any such actions, and (iii) no administrative investigation, audit, or other administrative proceeding by the IRS, Department of Labor, Pension Benefit Guaranty Corporation, or other governmental agencies are pending, in progress, or, to the knowledge of WEST ESSEX, threatened, except, in each case, for proceedings, actions or governmental investigations that could not reasonably be foreseen to have a Material Adverse Effect on WEST ESSEX.

      (g) SEVERANCE PAY. Except as provided in WEST ESSEX Disclosure Schedules 3.12(g) or (e), no Employee Plan exists that is in the nature of a severance, separation, termination, or change- in-control agreement, contract, plan, policy, program, commitment, understanding, or arrangement, or that would result in the payment of any money or property, or accelerate the time of payment or vesting, or provide any other rights, to any present employees, former employees, or directors of WEST ESSEX (or their family members) as a result of the transactions contemplated by this Agreement.

      (h) GOLDEN PARACHUTE PAYMENTS AND EXCESSIVE REMUNERATION. Except as provided in WEST ESSEX Disclosure Schedule 3.12(h), there is no agreement, contract, plan, policy, program, commitment, understanding, or arrangement, written or otherwise, covering any employees, former employees, or directors of WEST ESSEX (or their family members) that, individually or collectively, provides for benefits which may cause an "excess parachute payment" or could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G or section 162(m) of the Code.

      (i) OPTIONS. WEST ESSEX Disclosure Schedule 3.12(i) sets forth a true and complete list of each current or former employee, officer, director, former director of WEST ESSEX or other person or entity who holds, as of the date hereof, any option, warrant, or other right ("Option") to purchase WEST ESSEX stock, preferred stock, or restricted stock, together with the number of shares and class of WEST ESSEX stock subject to such Option, the date of grant or issuance, the extent to which such Option is vested and/or exercisable, the exercise price, whether such Option is intended to qualify as an incentive stock option with the meaning of section 422(b) of the Code, and the expiration date. True and complete copies of each agreement (including amendments and modifications thereto) between WEST ESSEX and each Option holder shall be furnished promptly to Kearny.

      (j) ACCOUNTING TREATMENT. All required, customary, or usual payments, premiums, contributions, reimbursements, or accruals with respect to Employee Plans have been made or properly accrued on the WEST ESSEX Financials. None of the Employee Plans has any unfunded liabilities which are not reflected on the books and records of WEST ESSEX. If such plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, the WEST ESSEX Disclosure Schedule 3.12 (a) includes such trust or other funding arrangement.

      (k) WEST ESSEX does not have any liability to any person for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.


      SECTION 3.13.  BROKERS, FINDERS AND FINANCIAL ADVISORS.

      Except the engagement of Finpro, Inc. in connection with transactions contemplated by this

Agreement, neither WEST ESSEX, nor any of its officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for the commitments disclosed in WEST ESSEX Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the WEST ESSEX Bancorp Financials.

      SECTION 3.14.  ENVIRONMENTAL MATTERS.

      (i) To their knowledge, the Participation Facilities, the WEST ESSEX Properties and all operations conducted on the WEST ESSEX Properties and the Participation Facilities are, and at all times have been, in compliance with applicable Environmental Laws;

      (ii) There are no suits, claims, actions, notices, demands, executive or administrative orders, directives, investigations, proceedings or requests or demands for information ("Environmental Proceedings") of any kind pending or, to the knowledge of WEST ESSEX, threatened against WEST ESSEX or any of the WEST ESSEX Properties or the Participation Facilities or any tenants or subtenants at the any of the WEST ESSEX Properties or Participation Facilities, under Environmental Laws in any court or before any governmental agency or board or other forum, including, without limitation, Environmental Proceedings alleging, asserting or relating to (y) noncompliance (including by a predecessor) with, or liability under, any Environmental Law, or (z) the presence or Release of Hazardous Materials into the Environment, whether or not occurring at, on, under or from any WEST ESSEX Property or Participation Facility;

      (iii) There are no Environmental Proceedings of any kind pending or, to the knowledge of WEST ESSEX, threatened against any of the Loan Properties (or WEST ESSEX in respect of any such Loan Properties) under Environmental Laws in any court or before any governmental agency or board or other forum, including, without limitation, Environmental Proceedings alleging, asserting or relating to
(y) noncompliance (including by a predecessor) with, or liability under, any Environmental Law, or (z) the presence or Release of Hazardous Materials into the Environment;

      (iv) To their knowledge, there are no Environmental Conditions on, at, under or emanating from any of the WEST ESSEX Properties or Participation Facilities. No Hazardous Materials are being or, to their knowledge, have been stored, used, treated or disposed of at or from any of the WEST ESSEX Properties or the Participation Facilities other than in compliance with Environmental Laws;

      (v) WEST ESSEX has not received any notice, demand, letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that WEST ESSEX or any of the WEST ESSEX Properties or Participation Facilities is or may be in violation of, or has liability under, any Environmental Law;

      (vi) There are no above or below ground tanks or reservoirs used or installed for the purpose of storage or containment of Hazardous Materials ("Tanks") at, on or under any of the WEST ESSEX Properties or Participation Facilities, and no such Tanks have been abandoned on, or closed or removed from, any of the WEST ESSEX Properties or Participation Facilities.

      (vii) There are no Hazardous Materials within any structure, equipment or building on any of the WEST ESSEX Properties or the Participation Facilities requiring remediation, decommissioning, decontamination, abatement or removal pursuant to Environmental Laws;

      (viii) None of the WEST ESSEX Properties or the Participation Facilities, or any of the business operations that are now and have been conducted at the WEST ESSEX Properties or the Participation Facilities, is an "industrial establishment" as such term is defined under ISRA; and

      (ix) WEST ESSEX has delivered to Kearny copies of all reports and audits, summaries, proposals, recommendations, work plans, field and laboratory data in WEST ESSEX's possession, custody or control relating or referring to Environmental Conditions on, at, under or emanating from any of the WEST ESSEX Properties or the Participation Facilities.

      (x) No federal, state, regional or local governmental authority or other third party has filed, obtained or asserted an encumbrance or lien upon any of the WEST ESSEX Properties, the Participation Facilities or, to the knowledge of WEST ESSEX, the Loan Properties as a result of any Environmental Conditions on, at, under or emanating from such properties.

      SECTION 3.15.  LOAN PORTFOLIO.

      (a) With respect to each loan owned by WEST ESSEX in whole or in part (each, a "Loan"):

            (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

            (ii) neither WEST ESSEX nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

            (iii) WEST ESSEX is the sole holder of legal and beneficial title to each Loan (or any applicable participation interest, as appropriate), except as otherwise referenced on the books and records of WEST ESSEX;

            (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

            (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of WEST ESSEX;

            (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file;

            (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file; and

            (viii)no representation or warranty set forth in this Section 3.15 shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on WEST ESSEX.

      (b) The allowance for possible losses reflected in WEST ESSEX Bancorp's audited statement of condition at December 31, 2001 was, and the allowance for possible losses shown on the balance sheets in WEST ESSEX Bancorp's Securities Documents for periods ending after December 31, 2001 have been and will be, adequate, as of the dates thereof, under GAAP.

      (c) WEST ESSEX Disclosure Schedule 3.15 sets forth by category all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of WEST ESSEX, including the amounts thereof and the name of the obligor, that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of June 30, 2002. The other real estate owned ("OREO") included in any non-performing assets of WEST ESSEX is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

      SECTION 3.16.  INFORMATION TO BE SUPPLIED.

      Except  for any  information  provided  by Kearny  concerning  Kearny  for inclusion therein, the Proxy Statement mailed to WEST ESSEX Bancorp's stockholders and, if necessary, the members of WEST ESSEX MHC will not, at the time it or they are mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by WEST ESSEX for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

      SECTION 3.17.  FIDUCIARY ACCOUNTS.

      WEST ESSEX Bank has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither WEST ESSEX nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      SECTION 3.18.  RELATED PARTY TRANSACTIONS.

      Except as disclosed in WEST ESSEX Disclosure Schedule 3.18, or as described in WEST ESSEX Bancorp's proxy statement distributed in connection with the 2002 annual meeting of stockholders (which has been provided to Kearny), WEST ESSEX is not a party to any transaction (including any loan or other credit accommodation) with an Affiliate. Except as disclosed in WEST ESSEX Disclosure
Schedule 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in WEST ESSEX Disclosure Schedule 3.18, no loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. WEST ESSEX has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

      SECTION 3.19.  SCHEDULE OF TERMINATION BENEFITS.

      WEST ESSEX Disclosure Schedule 3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by WEST ESSEX for the benefit of officers or directors of WEST ESSEX (the "Benefits Schedule"), assuming their employment or service is terminated as of April 1, 2003 and the Closing Date occurs on or prior to such termination. No other individuals are entitled to benefits under any such plans.

      SECTION 3.20.  DEPOSITS.

      Except as set forth in WEST ESSEX Disclosure Schedule 3.20, none of the deposits of WEST ESSEX is a "brokered" deposit as defined in 12 U.S.C. Section 1831f(g).

      SECTION 3.21.  FAIRNESS OPINION.

      WEST ESSEX Bancorp has received an opinion from Finpro, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of WEST ESSEX Bancorp pursuant to this Agreement is fair to such stockholders from a financial point of view and the Member Conversion is equitable to the members of WEST ESSEX MHC (the "Fairness Opinion").

      SECTION 3.22 ANTITAKEOVER PROVISIONS INAPPLICABLE; REQUIRED VOTE OF STOCKHOLDERS.

      Except as set forth on WEST ESSEX Disclosure Schedule 3.22, and except for approvals required under the Federal and state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law. The affirmative vote of a majority of the votes eligible to be cast by stockholders of WEST ESSEX Bancorp Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.

      SECTION 3.23  DERIVATIVE TRANSACTIONS.

      Except as set forth in WEST ESSEX Disclosure Schedule 3.23, WEST ESSEX has not entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

      SECTION 3.24 LABOR.

      No work stoppage involving WEST ESSEX is pending or, to the best knowledge of WEST ESSEX, threatened. WEST ESSEX is not involved in or, to the best knowledge of WEST ESSEX, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of WEST ESSEX. Employees of WEST ESSEX are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of WEST ESSEX's knowledge, there have been no efforts to unionize or organize any employees of WEST ESSEX during the past five years.

      SECTION 3.25 MATERIAL INTERESTS OF CERTAIN PERSONS.

      (a) No officer or director of WEST ESSEX or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of WEST ESSEX.

      (b) Except as set forth on WEST ESSEX Disclosure Schedule 3.18, or as disclosed in WEST ESSEX Bancorp's proxy statement distributed in connection with the 2002 annual meeting of stockholders, there are no insider loans as of the date hereof.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF KEARNY

      Kearny represents and warrants to WEST ESSEX that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Kearny Disclosure Schedules delivered by Kearny on the date hereof. Kearny has made a good faith effort to ensure that the disclosure on each schedule of the Kearny Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Kearny Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

      SECTION 4.01.  ORGANIZATION.

      (a) Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. The deposits of Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Bank. Each Bank Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Corporation is a Federal MHC subsidiary holding company duly organized, validly existing and in good standing under the laws of the United States. MHC is a Federal mutual holding company of the Bank duly organized, validly existing and in good standing under the laws of the United States.

      (b) Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

      (c) Prior to the date of this Agreement, Kearny made available to WEST ESSEX Bancorp true and correct copies of the charter and bylaws of Bank, Corporation and MHC.

      (d) As of the Closing Date, Corporation Merger Sub will have been duly organized and will be validly existing as a federally-chartered corporation and a wholly-owned subsidiary of the Corporation.

      SECTION 4.02.  AUTHORITY; NO VIOLATION.

      (a) Kearny has full power and authority to execute and deliver this Agreement and Corporation and MHC will have full power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Kearny and the completion by Kearny of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Kearny, and no other corporate proceedings on the part of Kearny are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Kearny and, subject to receipt of the required approvals of Regulatory Authorities described in Section
4.03 hereof, constitutes the valid and binding obligation of Kearny, enforceable against Kearny in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

      (b) Subject to the receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof and the compliance by WEST ESSEX and Kearny with any conditions contained therein,

            (A)   the execution and delivery of this Agreement by Kearny,

            (B)   the consummation of the transactions contemplated hereby, and

            (C) compliance by Kearny with any of the terms or provisions hereof,

will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Kearny or any of its subsidiaries ("Kearny Subsidiary"); (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Kearny or any Kearny Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Kearny under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Kearny is a party, or by which it or any of its properties or assets may be bound or affected.

      SECTION 4.03.  CONSENTS.

      Except for consents, approvals, filings and registrations from or with the OTS, FDIC and SEC, and compliance with any conditions contained therein, and the approval of this Agreement by the stockholders of WEST ESSEX Bancorp and, if necessary, the members of WEST ESSEX MHC, the appropriate filings to be made with the OTS, and the chartering of any necessary interim savings entities by the OTS, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with the execution and delivery of this Agreement by Kearny, and the completion by Kearny of the transactions contemplated hereby. Kearny has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Kearny's ability to complete the transactions described in this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions described in this Agreement.

      SECTION 4.04.  COMPLIANCE WITH APPLICABLE LAW.

      (a) Kearny and the Kearny Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Kearny and its Subsidiaries taken as a whole.

      (b) Except as set forth in Kearny Disclosure Schedule 4.04(b), neither Kearny nor any Kearny Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Kearny or any Kearny Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Kearny or any Kearny Subsidiary; (iii) requiring or threatening to require Kearny or any Kearny Subsidiary, or indicating that Kearny or any Kearny Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Kearny or any Kearny Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Kearny or any Kearny Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Kearny nor any Kearny Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Bank as to compliance with the CRA is satisfactory or better.

      SECTION 4.05.  INFORMATION TO BE SUPPLIED.

      The information to be supplied by Kearny for inclusion in the Proxy Statement or Proxy Statements will not, at the time the Proxy Statement or Proxy Statements are mailed to WEST ESSEX Bancorp stockholders or the members of WEST ESSEX MHC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Kearny for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

      SECTION 4.06.  FINANCING.

      As of the date hereof, Kearny has, and at the Merger Effective Date, Corporation will have, funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated by this Agreement, and Bank will not fail to meet its capital requirements as a result thereof.

      SECTION 4.07.  REGULATORY APPROVALS.

      Kearny is not aware of any reason that it cannot obtain any of the approvals of Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and Kearny has not received any advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful or will be unduly delayed.

      SECTION 4.08.  LEGAL PROCEEDINGS.

      Except as set forth in Kearny Disclosure Schedule 4.08 hereto, Kearny is not a party to any, and there are no pending or, to the best of Kearny's knowledge, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Kearny, (ii) to which Kearny's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Kearny to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Kearny. Kearny has not consented to or entered into any currently effective Regulatory Agreement.

      Section 4.09.  KEARNY FINANCIAL STATEMENTS.

      Kearny has delivered to WEST ESSEX copies of the consolidated statements of financial condition of Kearny as of June 30, for the fiscal years of 2001 and 2000, and the related consolidated statements of operations, changes in equity and cash flows for the fiscal years 2000 through 2001, inclusive, in each case accompanied by the audit report of independent public accountants. The consolidated statements of financial condition of Kearny referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Kearny as of the respective dates set forth therein, and the related consolidated statements of operations, changes in equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in equity and cash flows of Kearny of the respective periods or as of the respective dates set forth therein, in each case in conformity with GAAP consistently applied.

      SECTION 4.10.  KEARNY BENEFIT PLANS.

      (a) Kearny has provided WEST ESSEX with a complete and accurate list of all pension, retirement, group insurance, and other employee benefit plan and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements with respect to any present employees of Kearny
(hereinafter collectively referred to as the "Kearny Employee Plans" and individually as a "Kearny Employee Plan"). Each of the Kearny Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.

      (b) No Kearny Employee Plan which is subject to Title IV of ERISA (each such plan shall be referred to herein as a "Kearny Pension Plan") had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Kearny Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Kearny Pension Plan as of the end of the most recent plan year with respect to the respective Kearny Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Kearny Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Kearny Pension Plan within the 12-month period ending on the date hereof.

      (c) Each Kearny Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Kearny is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Kearny's knowledge, threatened litigation, administrative action or proceeding relating to any Kearny Employee Plan.

      SECTION 4.11.  ABSENCE OF CERTAIN CHANGES.

      Except as disclosed in Schedule 4.11 or as provided for or contemplated in this Agreement, Kearny has not suffered any Material Adverse Effect since June 30, 2002.

                                   ARTICLE V
                           COVENANTS OF THE PARTIES

      SECTION 5.01.  CONDUCT OF WEST ESSEX'S BUSINESS.

      (a) From the date of this Agreement to the Closing Date, WEST ESSEX will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or with the written consent of Bank. WEST ESSEX will use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with its employees, (iii) control operating and compensation expenses and expenses incurred in connection with this Agreement and (iv) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Kearny in writing or as contemplated or required by this Agreement, which consent or approval shall not be unreasonably withheld and in any case such request by WEST ESSEX for consent or approval by Kearny shall be responded to within five business days, WEST ESSEX will not:

            (i)   amend or change any provision of its charter or bylaws;

            (ii) except as set forth in WEST ESSEX Disclosure Schedule 5.01(a)(ii), change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock, except that WEST ESSEX Bancorp may continue to pay its regular quarterly cash dividend of $0.14 per share, with record and payment dates consistent with past practice; Provided further, that if the Closing Date is more than forty-five (45) after the next preceding WEST ESSEX Bancorp Common Stock dividend payment date, WEST ESSEX Bancorp may declare and pay a final cash dividend per share at the quarterly rate of $.14 per share, with the exact amount per share to be an amount that is pro rata through the payment date (from the preceding payment date);

            (iii) except as set forth in the WEST ESSEX Disclosure Schedule 5.01(a)(iii), grant or agree to pay any bonus, severance or termination to, enter into or amend, or take any action (other than executing this Agreement) that would trigger obligations under any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for salary increases for non-officer employees in the ordinary course of business and consistent with past practice or as may be required pursuant to legally binding commitments existing on the date hereof as set forth in WEST ESSEX Disclosure Schedules 3.08 and 3.12;

            (iv) enter into or, except as may be required by law or by the terms of this Agreement, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any WEST ESSEX Employee Plan except to the extent such modifications or amendments do not result in an increase in cost;

            (v) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate WEST ESSEX with any other corporation; sell or lease all or any substantial portion of the assets or business of WEST ESSEX; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between WEST ESSEX and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by WEST ESSEX of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

            (vi) sell or otherwise dispose of the capital stock of WEST ESSEX Bancorp or sell or otherwise dispose of any asset of WEST ESSEX other than in the ordinary course of business consistent with past practice; subject any asset of WEST ESSEX to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

            (vii) take any action which would result in any of the representations and warranties of WEST ESSEX set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

            (viii)change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating WEST ESSEX;

            (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which WEST ESSEX is a party, other than in the ordinary course of business, consistent with past practice;

            (x) purchase or sell any security for its investment portfolio, except for purchases of United States government treasury instruments, US government agency securities and insured certificates of deposit, and in any event with a maturity of two years or less, or federal funds;

            (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $250,000, except for loans secured by one- to four-family, residential real property in an amount not exceeding $500,000 (on the basis of and consistent with existing lending policies) and except for any commitments disclosed on the WEST ESSEX Disclosure Schedule 5.01(a)(xi).

            (xii) except as set forth on the WEST ESSEX Disclosure Schedule 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

            (xiii)enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (xiv) except for the execution of, and as otherwise provided in, this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any WEST ESSEX Employee Plan;

            (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

            (xvi) except as set forth in WEST ESSEX Disclosure Schedule 5.01(a)(xvi), make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

            (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

            (xviii) incur any non-deposit liability in excess of $50,000 other than in the ordinary course of business consistent with past practice;

            (xix) enter into or extend any agreement for professional services, including legal, accounting and consulting (provided that such limitation shall not restrict continuation of services being rendered by existing accountants or legal counsel engaged on matters associated with the transactions contemplated by the Agreement);

            (xx) incur expenses related to attending any conventions, meetings, outings or similar events of any regional, state and national trade organizations which exceeds more than $5,000 in the aggregate, except as set forth at WEST ESSEX Disclosure Schedule 5.01(xx); or

            (xxi) agree to do any of the foregoing.

      For purposes of this Section 5.01, unless provided for in a WEST ESSEX Disclosure Schedule, business plan, budget or similar document delivered to Kearny prior to the date of this Agreement, it shall not be considered in the ordinary course of business for WEST ESSEX to do any of the following: (i) except as set forth in WEST ESSEX Disclosure Schedule 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $75,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by WEST ESSEX or repurchase agreements made, in each case, in the ordinary course of business; or (ii) except as set forth in WEST ESSEX Disclosure Schedule 5.01, undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by WEST ESSEX of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

      SECTION 5.02.  ACCESS; CONFIDENTIALITY.

      (a) WEST ESSEX shall permit Kearny and its representatives reasonable access to its properties and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of WEST ESSEX, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Kearny may have a reasonable interest (provided that WEST ESSEX shall not be required to provide access to any information that would violate their attorney-client privilege or any employee or customer privacy policies, laws or regulations). WEST ESSEX shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Kearny and its representatives. WEST ESSEX Bank shall provide in a timely manner to Bank's officer in charge of retail banking copies of current rate sheets for all deposit and loan products. WEST ESSEX shall provide Kearny with access to documents and records and access to and a license to enter the WEST ESSEX Properties and the Participation Facilities to conduct, at Kearny's sole expense, an environmental assessment of the WEST ESSEX Properties and the Participation Facilities (the "Environmental Assessment"); provided that such Environmental Assessment is scheduled to be conducted within thirty days of the date of the Agreement and commenced within forty-five days of the date of the Agreement. The Environmental Assessment may include, without limitation, inspections of the WEST ESSEX Properties and the Participation Facilities, invasive soil, surface water, groundwater and sediment sampling and a review of records maintained by federal, state, regional, county or local governmental authorities relating to WEST ESSEX, the WEST ESSEX Properties or the Participation Facilities. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 26, 2002, between WEST ESSEX and Kearny (the "Confidentiality Agreement").

      (b) Kearny agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

      (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, WEST ESSEX shall permit employees of Bank access to information relating to problem loans, loan restructurings and loan work-outs of WEST ESSEX Bank.

      (d) Without in any way limiting the generality of this Section 5.02, WEST ESSEX shall provide to Kearny within 30 days after the last day of each calendar month between the date hereof and the Closing Date (i) consolidated financial statements (including a balance sheet and income statement) as of, and for the period ended, on such last day, in the form in which such statements are prepared for use by WEST ESSEX's management, and (ii) such other information customarily prepared for use by WEST ESSEX's management as Kearny may request.

      SECTION 5.03.  REGULATORY MATTERS AND CONSENTS.

      (a) Kearny will, in consultation with WEST ESSEX, prepare all Applications and make all filings for, and use its best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. Kearny shall file the Applications within forty-five days of the date of this Agreement, or as soon thereafter as is practicable.

      (b) WEST ESSEX will furnish Kearny with all information concerning WEST ESSEX as may be necessary or advisable in connection with any Application or filing made by or on behalf of Kearny to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

      (c) Kearny and WEST ESSEX will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

      (d) Kearny will use its best efforts to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

      (e) WEST ESSEX will use its best efforts to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

      (f) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Kearny will furnish WEST ESSEX and its counsel with copies of all Applications prior to filing with any Regulatory Authority and provide WEST ESSEX a reasonable opportunity to provide changes to such Applications, and copies of all Applications filed by Kearny .

      (g) WEST ESSEX and Kearny will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Kearny or WEST ESSEX to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

      SECTION 5.04.  TAKING OF NECESSARY ACTION.

      (a) Kearny and WEST ESSEX shall each use its best efforts in good faith to
(i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and
(ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that WEST ESSEX shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Kearny, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Bank Merger, the Corporate Merger, the MHC Merger and the Mid-Tier Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Kearny or WEST ESSEX from exercising its rights under this Agreement.

      (b) WEST ESSEX shall prepare, subject to the review of Kearny with respect to matters relating to Kearny and the transactions contemplated by this Agreement, the Proxy Statement to be filed by WEST ESSEX Bancorp with the SEC and to be mailed to the stockholders of WEST ESSEX Bancorp in connection with the meeting of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. Should it be required by Regulatory Authorities, WEST ESSEX MHC and WEST ESSEX Bank shall prepare, subject to the review and consent of Kearny with respect to matters relating to Kearny and the transactions contemplated by this Agreement, the Proxy Statement to be filed by WEST ESSEX MHC with the Regulatory Authorities and to be mailed to members in connection with a meeting of members and the transactions contemplated hereby. The parties shall cooperate with each other with respect to the preparation of any Proxy Statement. WEST ESSEX shall, as promptly as practicable following the preparation thereof and within forty-five days of the date of this Agreement, file any Proxy Statement with the Regulatory Authorities, and WEST ESSEX shall use all reasonable efforts to have any Proxy Statement mailed to stockholders, and if necessary members, as promptly as practicable after such filing. WEST ESSEX Bancorp and WEST ESSEX Bank will promptly advise Kearny of the time when any Proxy Statement has been filed and mailed, or of any comments from any Regulatory Authority or any request by any Regulatory Authority for additional information.

      SECTION 5.05.  CERTAIN AGREEMENTS.

      (a) Kearny shall maintain in effect for three years from the Merger Effective Date, if available, the current directors' and officers' liability insurance policy maintained by WEST ESSEX Bancorp (provided that Kearny may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Closing Date, provided such insurance coverage is available at a reasonable premium. In connection with the foregoing, WEST ESSEX Bancorp agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

      (b) For a period of six years from the Merger Effective Date, Kearny agrees to indemnify, defend and hold harmless each present and former director and officer of WEST ESSEX determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Kearny, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of WEST ESSEX, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of WEST ESSEX are entitled under Federal law, WEST ESSEX Bancorp's charter and bylaws, WEST ESSEX Bank's and WEST ESSEX MHC's charter and bylaws, or other applicable law as in effect on the date hereof (and Kearny shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Federal corporation or savings bank, or WEST ESSEX Bancorp's charter and bylaws; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

      (c) Any Indemnified Party wishing to claim indemnification under Section 5.05(b), upon learning of any Claim, shall promptly notify Kearny, but the failure to so notify shall not relieve Kearny of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Kearny. In the event of any Claim, (i) Kearny shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Kearny elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Kearny and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Kearny shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Kearny shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Kearny shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

      (d) In the event Kearny or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Kearny assume the obligations set forth in this
Section 5.05.

      (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      SECTION 5.06.  NO OTHER BIDS AND RELATED MATTERS.

      From and after the date hereof until the termination of this Agreement, neither WEST ESSEX nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by WEST ESSEX), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and WEST ESSEX shall notify Kearny orally (within one business day) and in writing, within forty-eight hours, which writing shall be updated as promptly as practicable, of all of the relevant details relating to all inquiries and proposals which it or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, PROVIDED, HOWEVER, that nothing contained in this Section 5.06 shall prohibit the Board of Directors from: (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire WEST ESSEX Bancorp and WEST ESSEX Bank pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of WEST ESSEX Bancorp receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to WEST ESSEX Bancorp stockholders, (B) legal counsel advises WEST ESSEX Bancorp that the proposed acquiror may legally acquire WEST ESSEX Bancorp and WEST ESSEX Bank, (C) the Board of Directors of WEST ESSEX Bancorp, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of WEST ESSEX Bancorp to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) (B) and (C) being referred to herein as a "Superior Proposal"), (D) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, WEST ESSEX Bancorp (x) provides reasonable notice to Kearny to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in form and substance identical in all respects to the Confidentiality Agreement, and (E) the WEST ESSEX Bancorp special meeting of stockholders convened to approve this Agreement has not occurred; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) prior to the WEST ESSEX Bancorp special meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of WEST ESSEX Bancorp, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving WEST ESSEX: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of WEST ESSEX Bancorp or WEST ESSEX Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of WEST ESSEX Bancorp or the filing of a registration statement under the Securities Laws in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

       SECTION 5.07. DUTY TO ADVISE; DUTY TO UPDATE THE WEST ESSEX DISCLOSURE SCHEDULES.

      WEST ESSEX shall promptly advise Kearny of any change or event having a Material Adverse Effect on WEST ESSEX or which WEST ESSEX believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. WEST ESSEX shall update the WEST ESSEX Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the WEST ESSEX Disclosure Schedules. The delivery of such updated WEST ESSEX Disclosure Schedule shall not relieve WEST ESSEX from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

      SECTION 5.08.  CONDUCT OF Kearny'S BUSINESS.

      From the date of this Agreement to the Closing Date, Kearny will use its best efforts to (a) preserve its business organizations intact, (b) maintain good relationships with employees, and (c) preserve for itself the goodwill of customers of Kearny. From the date of this Agreement to the Closing Date, Kearny will not (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action which would result in any of the representations and warranties of Kearny set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities; (iv) take action which would or is reasonably likely to materially and adversely affect Kearny's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or (vi) agree to do any of the foregoing.

      SECTION 5.09.  BOARD AND COMMITTEE MINUTES.

      WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC shall each provide to Kearny, within twenty (20) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within twenty (20) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date. WEST ESSEX may exclude from the minutes matters (i) relating to merger negotiations, (ii) associated with Section 5.06, or (iii) relating to WEST ESSEX's discussions of possible breaches of this Agreement by Kearny.

      SECTION 5.10.  UNDERTAKINGS BY THE PARTIES.

      (a)   From and after the date of this Agreement:

            (i) VOTING BY DIRECTORS. Concurrently with the execution of this Agreement, or within five business days thereof, the Directors of WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC shall have entered into the agreement set forth as Exhibit E to this Agreement;

            (ii) PROXY SOLICITOR. If requested to do so by Kearny, WEST ESSEX Bancorp and/or WEST ESSEX MHC shall retain a proxy solicitor in connection with the solicitation of stockholders and any necessary WEST ESSEX MHC member approval of this Agreement and the transaction contemplated hereby;

            (iii) OUTSIDE SERVICE BUREAU CONTRACTS. If requested to do so by Kearny, WEST ESSEX Bank shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to WEST ESSEX Bank, on terms and conditions mutually acceptable to WEST ESSEX Bank and Bank;

            (iv) BOARD MEETINGS. WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC shall provide Kearny advance notice of the meetings of their Board of Directors and shall permit a representative of Kearny to attend meetings of their Boards of Directors or the Executive Committees thereof (provided that they shall not be required to permit the Kearny representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby);

            (v) LIST OF NONPERFORMING ASSETS. WEST ESSEX Bank shall provide Bank, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans; and

            (vi) RESERVES AND MERGER-RELATED COSTS. On or before the Merger Effective Date, and at the request of Kearny, WEST ESSEX shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of WEST ESSEX to those of Kearny (as such practices and methods are to be applied to Kearny from and after the Closing Date) and Kearny's plans with respect to the conduct of the business of WEST ESSEX following the Merger and otherwise to reflect Merger-related expenses and costs incurred by WEST ESSEX Bancorp, provided, however, that WEST ESSEX shall not be required to take such action unless Kearny agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Kearny of the writing referred to in the preceding clause, WEST ESSEX shall provide Kearny a written statement, certified without personal liability by the chief executive officer of WEST ESSEX Bancorp, WEST ESSEX Bank and WEST ESSEX MHC and dated the date of such writing, that the representations made in Section 3.15 hereof are true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by WEST ESSEX or any WEST ESSEX Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by WEST ESSEX pursuant to this Section 5.10(vi) if, in the opinion of WEST ESSEX's independent auditors, such action would contravene GAAP.

            (vii) STOCKHOLDERS AND MEMBERS MEETING.

                  (A) WEST ESSEX Bancorp shall submit this Agreement to its stockholders for approval at a meeting to be held as soon as practicable. The Board of Directors shall recommend approval of this Agreement to the WEST ESSEX Bancorp stockholders and the Board of Directors of WEST ESSEX MHC will vote all of the shares of WEST ESSEX Bancorp owned by WEST ESSEX MHC in favor of the Agreement; provided that the Board of Directors of WEST ESSEX Bancorp may fail to make such a recommendation or vote the shares of WEST ESSEX MHC for the Agreement, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such Board. WEST ESSEX Bancorp shall take all steps necessary in order to hold a meeting of stockholders for the purpose of approving this Agreement as soon as is practicable. WEST ESSEX MHC shall vote its shares in favor of this Agreement.

                  (B) If required by Regulatory Authorities, WEST ESSEX MHC shall submit this Agreement to WEST ESSEX MHC members for approval, and, subject to its fiduciary duties, WEST ESSEX MHC's Board of Directors shall recommend approval of this Agreement to the members of WEST ESSEX MHC and shall vote all member proxies held by WEST ESSEX MHC in favor of such approval at any meeting of members of WEST ESSEX MHC. WEST ESSEX MHC shall take all steps necessary in order to hold a meeting of members for the purpose of approving this Agreement as soon as practicable.

            (viii)SYSTEMS CONVERSIONS. WEST ESSEX Bank and Bank shall meet on a regular basis to discuss and plan for the conversion of WEST ESSEX's data processing and related electronic informational systems to those used by Bank, which planning shall include, but not be limited to, discussion of the possible termination by WEST ESSEX of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by WEST ESSEX in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that WEST ESSEX shall not be obligated to take any such action prior to the Closing Date and, unless WEST ESSEX otherwise agrees, no conversion shall take place prior to the Closing Date. In the event that WEST ESSEX takes, at the request of Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, Kearny shall indemnify WEST ESSEX for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

      (b) From and after the date of this Agreement, Kearny and WEST ESSEX shall each:

            (i) FILINGS AND APPROVALS. Cooperate with the other in the preparation and filing, as soon as practicable, of (1) the Applications, (2) any Proxy Statement, (3) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (4) all other documents contemplated by this Agreement;

            (ii) PUBLIC ANNOUNCEMENTS. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

            (iii) MAINTENANCE OF INSURANCE. Maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

            (iv) MAINTENANCE OF BOOKS AND RECORDS. Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

            (v) DELIVERY OF SECURITIES DOCUMENTS. Deliver to the other copies of all Securities Documents simultaneously with the filing thereof; and

            (vi) TAXES. File all Federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

      SECTION 5.11. EMPLOYEE AND TERMINATION BENEFITS; DIRECTORS AND MANAGEMENT.

      (a) EMPLOYEE BENEFITS. Except as otherwise provided in Section 5.11(c) of this Agreement, as of or after the Merger Effective Date, and at Kearny's election and subject to the requirements of the IRC and ERISA, the WEST ESSEX Employee Plans may continue to be maintained separately, consolidated, or terminated, provided that if any WEST ESSEX Employee Plan is terminated, Continuing Employees (as defined below) shall participate in any Kearny Employee Plan of a similar character (to the extent that one exists) as of the first entry date coincident with or following such termination. WEST ESSEX Continuing Employees (as defined below) shall participate in the Kearny Thrift Plan (sponsored by the Financial Institutions Thrift Plan) not later than the first entry date coincident with or following the Merger Effective Date, with recognition of prior WEST ESSEX service for purposes of eligibility to participate and vesting, but not benefits accrual, under such Kearny plan. WEST ESSEX Continuing Employees (as defined below) shall participate in the Kearny Pension Plan (sponsored by the Financial Institutions Retirement Fund) not later than the first entry date coincident with or following the date of termination of the WEST ESSEX defined benefit pension plan or cessation of benefits accruals for future service under such WEST ESSEX plan, and with recognition of prior WEST ESSEX service for purposes of eligibility to participate and vesting, but not benefits accrual, under such Kearny plan. In the event of a consolidation of any or all of such plans or in the event of termination of any WEST ESSEX Employee Plan, WEST ESSEX employees who are participants in the WEST ESSEX Employee Plans and who continue employment with Kearny ("Continuing Employees") shall receive credit for service with WEST ESSEX Bank (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Kearny benefit plan, or new Kearny benefit plan in which such employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such persons were subject under the WEST ESSEX Employee Plans. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Kearny health plan shall be required to satisfy the deductible limitations of the Kearny health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the WEST ESSEX health plan.

      In the event of any termination or consolidation of any WEST ESSEX health plan with any Kearny health plan, Kearny shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Kearny employees. In the event of any termination, or consolidation of any WEST ESSEX health plan with any Kearny health plan, any pre-existing condition, limitation or exclusion in the Kearny health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre- existing condition exclusion waiting period under a WEST ESSEX health plan with respect to such pre-existing condition on the Merger Effective Date and who then change that coverage to Kearny's health plan at the time such Continuing Employee is first given the option to enroll in such Kearny health plan. In the event of a termination of or consolidation of any WEST ESSEX health plan with any Kearny health plan, Continuing Employees will be required to seek reimbursement of claims arising prior to the Merger Effective Date from the WEST ESSEX health plan and shall not be entitled to seek reimbursement of claims arising prior to the Merger Effective Date from the Kearny health plan.

      (b) It is the current intention of WEST ESSEX Bank and Kearny to retain all current non- officer employees of WEST ESSEX Bank, with the exception of those persons set forth in the WEST ESSEX Disclosure Schedule or the Kearny Disclosure Schedule at Section 5.11(b). Except as provided in Section 5.11(i) hereof, nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of WEST ESSEX who becomes an employee of Kearny. Any non-management WEST ESSEX employee whose employment is terminated involuntarily (other than for cause) within one year of the Merger Effective Date shall receive severance benefits in accordance with the WEST ESSEX Bank employee severance compensation plan set forth in the WEST ESSEX Disclosure Schedule.

      (c) At the Merger Effective Date, the West Essex Bank Employee Stock Ownership Plan ("ESOP") shall be terminated on such terms and conditions as contained in the ESOP (as of the date of this Agreement). As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the ESOP upon its termination under Section 401(a) of the IRC (the "Final Determination Letter"), distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, WEST ESSEX and its representatives before the Merger Effective Date, and Kearny and its representatives after the Merger Effective Date, shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If WEST ESSEX and its representatives, before the Merger Effective Date, and Kearny and its representatives, after the Merger Effective Date, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax-qualified status, WEST ESSEX before the Merger Effective Date, and Kearny after the Merger Effective Date, shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid only for the benefit of the ESOP Participants, as determined on the Merger Effective Date, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to WEST ESSEX or to Kearny or any affiliate thereof. At the time distribution of benefits is made under the ESOP on or after the Merger Effective Date, at the election of the ESOP Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such ESOP Participant to any qualified Kearny benefit plan that permits rollover distributions or to any eligible individual retirement account.

      (d) Immediately following the Merger Effective Date, Kearny will take such steps as are necessary to elect Mr. Leopold Montanaro as a member of the Board of the Bank in a class of directors who will stand for reelection approximately three years following the Merger Effective Date.

      (e) Prior to WEST ESSEX Bancorp or WEST ESSEX Bank making any payments pursuant to any employment agreements, severance plans, non-qualified deferred compensation plans or other arrangements, WEST ESSEX Bancorp or WEST ESSEX Bank shall furnish Kearny with a certification by WEST ESSEX Bancorp or WEST ESSEX Bank's tax accountant and related work papers that such payment will not result in any payments from WEST ESSEX Bancorp or WEST ESSEX Bank to the recipient that will exceed the amount that is tax deductible to WEST ESSEX Bancorp or WEST ESSEX Bank under Sections 280G and 162(m) of the IRC. Prior to WEST

ESSEX Bancorp or WEST ESSEX Bank making any payments pursuant to any employment agreements, severance plans, non-qualified deferred compensation plans or other arrangements, the chief financial officer of WEST ESSEX Bancorp and WEST ESSEX Bank shall furnish Kearny with a certification that such payments are consistent with the WEST ESSEX Disclosure Schedules Sections 2.06, 3.08, 3.12 and 3.19 furnished as of the date of the Agreement, and WEST ESSEX Bancorp and WEST ESSEX Bank shall furnish Kearny with an acknowledgment and release agreement by each individual to receive a payment in form and substance satisfactory to Kearny.

      (f) Until the Merger Effective Date, WEST ESSEX shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the IRC and Sections 601 through 609 of ERISA ("COBRA") with respect to each WEST ESSEX Bank qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Merger Effective Date. Kearny shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each WEST ESSEX Bank qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Merger Effective Date for each WEST ESSEX Bank qualified beneficiary who incurs a qualifying event before the Merger Effective Date.

      (g) As of the Merger Effective Date, the WEST ESSEX Supplemental Retirement Plans and Salary Income Continuation Agreements shall be terminated and all payments thereunder shall be made thereafter, as set forth in WEST ESSEX Disclosure Schedule 5.11(g) dated as of the date of the Agreement.

      (h) As of the Merger Effective Date, Kearny shall, subject to the exercise of its fiduciary duty, establish a WEST ESSEX advisory board (the "Advisory Board"), to be appointed annually, comprised of the directors of the WEST ESSEX Bank who will not otherwise be serving on the Board of the Bank. Subject to the exercise of the fiduciary duty of the Kearny Board of Directors, such Advisory Board will be maintained for at least three years. Members of the Advisory Board will receive a fee for such services in an amount comparable to that paid for their service as a director of WEST ESSEX Bank as set forth at WEST ESSEX Disclosure Schedule 5.11(h). Such fees shall be payable quarterly in arrears.

      (i) As of the Merger Effective Date, Kearny will offer to enter into an employment agreement and/or consulting agreement with Mr. Leopold Montanaro in a form similar to that detailed at WEST ESSEX Disclosure Schedule 5.11(i)(1) and consulting agreements with each of Mr. Dennis Petrello and Charles Filippo in a form similar to that detailed at WEST ESSEX Disclosure Schedule 5.11(i)(2) and
(3), respectively.

      (j) As of the Merger Effective Date, Kearny will offer Mr. Craig Montanaro employment as an officer of the Bank.

      SECTION 5.12.  DUTY TO ADVISE; DUTY TO UPDATE KEARNY DISCLOSURE SCHEDULE.

      Kearny shall promptly advise WEST ESSEX of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Kearny shall update the Kearny' Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Kearny Disclosure Schedule. The delivery of such updated Schedules shall not relieve Kearny from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

      SECTION 5.13.  TRANSACTION EXPENSES OF WEST ESSEX.

      (a) For planning purposes, set forth at WEST ESSEX Disclosure Schedule 5.13(a) hereto, WEST ESSEX has provided Kearny with its estimated budget of transaction-related expenses reasonably anticipated to be payable by WEST ESSEX in connection with this Agreement and the transactions contemplated thereunder based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. WEST ESSEX shall use its best efforts to maintain expenses within the budget, provided that in the event the actual facts and circumstances differ from the assumptions upon which the budget is based, then the budget shall be adjusted to reasonably correspond to such change.

      (b) Promptly after the execution of this Agreement, WEST ESSEX shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within thirty (30) days. WEST ESSEX shall review these invoices and track such expenses against the budget referenced above, and WEST ESSEX shall advise Kearny of such matters prior to payment of such invoices.

      (c) WEST ESSEX shall cause its professionals to render monthly invoices within thirty (30) days after the end of each month. WEST ESSEX shall advise Kearny monthly of such invoices for professional services, disbursements and reimbursable expenses which WEST ESSEX has incurred in connection with this Agreement prior to payment of such invoices, and WEST ESSEX shall track such expenses against the budget referenced above.

      (d) WEST ESSEX, in reasonable consultation with Kearny, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.


                                  ARTICLE VI
                                  CONDITIONS

      SECTION  6.01.   CONDITIONS  TO  OBLIGATIONS  OF  WEST  ESSEX  UNDER  THIS
AGREEMENT.

      The obligations of WEST ESSEX under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by WEST ESSEX pursuant to Section 8.03 hereof:

      (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of Kearny to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Kearny and WEST ESSEX Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

      (b) COVENANTS. The obligations and covenants of Kearny required by this Agreement to be performed by Kearny at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

      (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Kearny in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

      (d) APPROVALS OF REGULATORY AUTHORITIES. The Bank Merger, the MHC Merger and the Mid-Tier Merger shall have received all required approvals of Regulatory Authorities and all notice and waiting periods required thereunder shall have expired or been terminated.

      (e) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

      (f) OFFICER'S CERTIFICATE. Kearny shall have delivered to WEST ESSEX a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) and (i) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

      (g) OPINION OF KEARNY'S COUNSEL. WEST ESSEX shall have received an opinion of Malizia Spidi & Fisch, PC, counsel to Kearny, dated the Closing Date, to the effect set forth on Exhibit 6.1 attached hereto; and

      (h) APPROVAL OF WEST ESSEX BANCORP'S STOCKHOLDERS AND WEST ESSEX MHC MEMBERS. This Agreement and the transactions contemplated hereby shall have been approved by:

            (i) the stockholders of WEST ESSEX Bancorp by such vote as is required under applicable laws of the United States and regulations and policy of the Regulatory Authorities, WEST ESSEX Bancorp's charter and bylaws, and under Nasdaq requirements applicable to it; and

            (ii) to the extent required by the Regulatory Authorities, by the members of WEST ESSEX MHC by such vote as is required.

      (i) FUNDS DEPOSITED WITH THE EXCHANGE AGENT. On or prior to the Closing Date, Corporation shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger
Consideration that the WEST ESSEX Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 of this Agreement.

       SECTION  6.02.  CONDITIONS  TO  THE  OBLIGATIONS  OF  KEARNY  UNDER  THIS
AGREEMENT.

      The obligations of Kearny hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Kearny pursuant to Section 8.03 hereof:

      (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, WEST ESSEX MHC, WEST ESSEX Bancorp and WEST ESSEX Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by WEST ESSEX MHC, WEST ESSEX Bancorp and WEST ESSEX Bank; and Kearny shall have received certified copies of the resolutions evidencing such authorizations;

      (b) COVENANTS. The obligations and covenants of WEST ESSEX required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

      (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of WEST ESSEX in this Agreement that is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

      (d) APPROVALS OF REGULATORY AUTHORITIES. The Merger and the formation of any required interim savings entities required in connection therewith shall have received all required approvals of Regulatory Authorities (without the imposition of any conditions that would cause a Material Adverse Effect on Kearny, excluding standard conditions that are normally imposed by the Regulatory Authorities in merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated.

      (e) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

      (f) NO MATERIAL ADVERSE EFFECT. Except as set forth in the WEST ESSEX Disclosure Schedule 3.07, as of the execution date of the Agreement, since December 31, 2001, there shall not have occurred any Material Adverse Effect with respect to WEST ESSEX Bancorp and WEST ESSEX Bank;

      (g) OFFICER'S CERTIFICATE. WEST ESSEX MHC, WEST ESSEX Bancorp and WEST ESSEX Bank shall have delivered to Kearny a certificate, dated the Closing Date and signed, without personal liability, by the chairman of the board or president of each, to the effect that the conditions set forth in subsections
(a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same; and

      (h) OPINIONS OF COUNSEL. Kearny shall have received an opinion of Muldoon Murphy and Faucette, LLP, counsel to WEST ESSEX Bancorp, WEST ESSEX Bank and WEST ESSEX MHC, dated the Closing Date, to the effect set forth on Exhibit 6.2 attached hereto.

      (i) TRANSACTION EXPENSES. Not later than two business days prior to the Closing Date, WEST ESSEX shall provide Kearny with an accounting of all transaction related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred or to be incurred through the Closing Date but as to which invoices have not yet been submitted. WEST ESSEX shall detail any variance of such transaction expenses to the budget set forth at WEST ESSEX Disclosure Schedule 5.13(a) as of the date of the Agreement.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

      SECTION 7.01.  TERMINATION.

      This  Agreement  may be  terminated on or at any time prior to the Closing
Date:

      (a)   By the mutual written consent of the parties hereto;

      (b)   By either Kearny or WEST ESSEX or acting individually:

            (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party and the breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

            (ii) if the Closing Date shall not have occurred on or before July 31, 2003, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; provided, however, the parties shall in good faith agree to extend such deadline for a period of an additional 120 days thereafter in the event that such parties determine that it is reasonably likely that such Closing Date will in fact occur during such extension period.

            (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or is granted subject to any material change in the terms of the Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

            (iv) if the approval of the stockholders of WEST ESSEX Bancorp and any approval of the members of WEST ESSEX MHC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or members, as the case may be, or at any adjournment or postponement thereof; or

      (c) By Kearny if (i) as provided in Section 5.10(a)(vii), the Board of Directors of WEST ESSEX MHC or WEST ESSEX Bancorp withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Kearny, or (ii) in reliance on Section
5.06 of this Agreement, WEST ESSEX MHC or WEST ESSEX Bancorp enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal;

      (d) By WEST ESSEX Bancorp or WEST ESSEX MHC, upon two days' prior notice to Kearny, if, as a result of a Superior Proposal, the Board of Directors of WEST ESSEX Bancorp or WEST ESSEX MHC determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted.

      SECTION 7.02.  EFFECT OF TERMINATION.

      (a) Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Sections 5.02(a), 7.02 and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Kearny or WEST ESSEX to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      (b) As a condition of Kearny's willingness, and in order to induce Kearny to enter into this Agreement and to reimburse Kearny for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, WEST ESSEX will make an aggregate cash payment to Kearny of $4.0 million (the "Expense Fee") if Kearny has terminated this Agreement pursuant to Section 7.01(c) or WEST ESSEX has terminated this Agreement pursuant to Section 7.01(d), and in such event WEST ESSEX shall have no further liability to Kearny. Any payment required under this
Section 7.02(b) shall be paid by WEST ESSEX to Kearny (by wire transfer of immediately available funds to an account designated by Kearny) within five business days after written demand by Kearny. Each of WEST ESSEX Bank, WEST ESSEX Bancorp and WEST ESSEX MHC shall be joint and severally liable for any payment required to be made by WEST ESSEX to Kearny pursuant to this Section 7.02(b).


                                 ARTICLE VIII
                                 MISCELLANEOUS

      SECTION 8.01.  EXPENSES.

      (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

      (b) In the event of any termination of this Agreement pursuant to Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

      SECTION 8.02.  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 5.05, 5.11, and 7.02 which will survive the Merger, shall terminate on the Closing Date.

      SECTION 8.03.  AMENDMENT, EXTENSION AND WAIVER.

      Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (1) amend this Agreement, (2) extend the time for the performance of any of the obligations or other acts of either party hereto, (3) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (4) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      SECTION 8.04.  ENTIRE AGREEMENT.

      Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement, this Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03, and 5.05.

      SECTION 8.05.  NO ASSIGNMENT.

      Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

      SECTION 8.06.  NOTICES.

      All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

      (a)   If to Kearny to:

            Kearny Federal Savings Bank
            614 Kearny Avenue
            Kearny, New Jersey  07032
            Attn: John N. Hopkins
                    President and Chief Executive Officer
            Fax:  (201) 955-1311

            with a copy to:

            Malizia Spidi & Fisch, PC
            1100 New York Avenue, N.W.
            Suite 340 West
            Washington, DC  20005
            Attn: Samuel J. Malizia, Esq.
                  Richard Fisch, Esq.
            Fax:  (202) 434-4661

      (b)   If to WEST ESSEX to:

            West Essex Bank
            417 Bloomfield Avenue
            Caldwell, NJ 07006-4980
            Attn: Leopold W. Montanaro
                  President and Chief Executive Officer
            Fax:  (973) 226-6764

            with a copy to:

            Muldoon, Murphy & Faucette, LLP
            5101 Wisconsin Avenue, NW
            Washington, DC  20016
            Attn: Lori Beresford, Esq.
            Fax:  (202) 226-6764

      SECTION 8.07.  CAPTIONS.

      The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      SECTION 8.08.  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 8.09.  SEVERABILITY.

      If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.

      SECTION 8.10.  GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New Jersey, except to the extent that Federal law shall be deemed to preempt such State law.

      SECTION 8.11.  SPECIFIC PERFORMANCE.

      The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                           KEARNY FEDERAL SAVINGS BANK


                                    By:   /s/ John N. Hopkins
                                          --------------------------------------
                                          John N. Hopkins
                                          President and Chief Executive Officer

                                    KEARNY FINANCIAL CORP.


                                    By:   /s/ John N. Hopkins
                                          --------------------------------------
                                          John N. Hopkins
                                          President and Chief Executive Officer

                                    KEARNY MHC


                                    By:   /s/ John N. Hopkins
                                          --------------------------------------
                                          John N. Hopkins
                                          President and Chief Executive Officer


                            WEST ESSEX BANCORP, INC.


                                    By:   /s/ Leopold W. Montanaro
                                          --------------------------------------
                                          Leopold W. Montanaro
                                          President and Chief Executive Officer

                                    WEST ESSEX  BANK


                                    By:   /s/ Leopold W. Montanaro
                                          --------------------------------------
                                          Leopold W. Montanaro
                                          President and Chief Executive Officer

                           WEST ESSEX BANCORP, M.H.C.


                                    By:   /s/ Leopold W. Montanaro
                                          --------------------------------------
                                          Leopold W. Montanaro
                                          President and Chief Executive Officer

                                                                      Appendix B

                               [FinPro LETTERHEAD]

January 9, 2003


Board of Directors
West Essex Bancorp, MHC
West Essex Bancorp, Inc.
West Essex Bank, FSB
417 Bloomfield Avenue
Caldwell, NJ 07006

Dear Board Member:

You have requested our updated written opinion, as an independent financial advisor to West Essex Bancorp, MHC, West Essex Bancorp, Inc. ("WEBK") and West Essex Bank, (the three entities collectively referred to as "West Essex") as to the fairness, from a financial point of view to WEBK minority shareholders, of the cash consideration to be paid for the minority shares as well as to the equitable treatment of the West Essex depositors as proposed in the Agreement and Plan of Merger dated September 11, 2002 (the "Agreement"), pursuant to which Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank (the three entities collectively referred to as "Kearny") will acquire West Essex.

Pursuant to the Agreement and discussions with management, all of the minority shares of WEBK common stock will be acquired for cash by Kearny. The cash consideration will be $35.10 per minority share of WEBK common stock. All of the majority shares of WEBK will be canceled and the mutual ownership interest of West Essex depositors will be merged with Kearny mutual ownership interests.

The merger may be taxable to WEBK minority shareholders receiving cash as consideration.

In general, FinPro, Inc. ("FinPro") provides investment banking services to the bank and thrift industry, including appraisals and valuations of bank and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FinPro has knowledge of and experience with the New Jersey bank and thrift market and financial institutions operating in that market. West Essex's Board chose FinPro because of its expertise, experience and familiarity with the bank and thrift industry.

West Essex retained FinPro to act as an independent financial advisor, to render general advisory services and also to specifically advise the Board of Directors of West Essex in connection with its merger and acquisition activities. Pursuant to its engagement, FinPro will be paid a fee for rendering its fairness opinions relating to the merger. West Essex will pay FinPro a fee equal to 1.0% of the Aggregate Purchase Price, as defined in the engagement letter, or approximately $725,000 for rendering its fairness opinion and for its financial advisory assistance. A portion of FinPro's fee is contingent upon the consummation of the proposed acquisition.

Prior to being retained as West Essex's financial advisor for this transaction, FinPro has provided consulting and financial advisory services to West Essex including strategic planning and interest rate risk management. FinPro appraised West Essex as part of West Essex's mutual holding company reorganization and stock offering. Furthermore, prior to being retained as West Essex's financial advisor for this transaction, FinPro has provided consulting and financial advisory services to Kearny including strategic planning, market feasibility, interest rate risk management and merger and acquisition advisory assistance.
--------------------------------------------------------------------------------
                                  Confidential

Fairness Opinion at January 9, 2003                                    Page: 2
--------------------------------------------------------------------------------

In connection with its opinion, FinPro reviewed and considered, among other things:
(i)    the Agreement and the exhibits thereto;
(ii)   changes in the market for bank and thrift stocks;
(iii)  the performance of WEBK's common stock;
(iv)   trends and changes in the financial condition of WEBK;
(v)    the most recent annual report to shareholders of WEBK;
(vi)   quarterly reports on Form 10-Q of WEBK;
(vii)  the long range strategic plan of WEBK
(viii) quarterly regulatory Thrift Financial Reports of Kearny Federal Savings Bank and West Essex;
(ix)   the most recent audit letter to WEBK and Kearny; and
(x)    recent regulatory exam reports of West Essex and Kearny.

We also had discussions with the management of West Essex and Kearny regarding their respective financial results and have analyzed the most current financial data available for West Essex and Kearny. In addition, we considered financial studies, analyses and investigations and economic and market information that we deemed relevant.

We considered certain financial data of West Essex and compared that data to other thrift institutions and their holding companies that were recently merged or acquired. Furthermore, we considered the financial terms of these business combinations involving these thrift institutions and their holding companies.

FinPro did not independently verify the financial data provided by or on behalf of West Essex and Kearny, but instead relied upon and assumed the accuracy and completeness of the data provided.

In reaching our opinion, we took into consideration the financial benefits of the proposed transaction to WEBK minority shareholders. Based on all factors deemed relevant and assuming the accuracy and completeness of the information and data provided by West Essex and Kearny, it is FinPro's opinion as of this date, that the cash consideration is fair from the financial point of view of WEBK minority shareholders. Furthermore, the treatment of West Essex depositors is equitable.




                                             Respectfully Submitted,



                                             /s/ FinPro, Inc.
                                             --------------------------
                                             FinPro, Inc.
                                             Liberty Corner, New Jersey

--------------------------------------------------------------------------------
                                  Confidential

                            WEST ESSEX BANCORP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                February 13, 2003
                             10:00 a.m., Local Time
                         _______________________________

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Leopold W. Montanaro and John J. Burke, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of West Essex Bancorp, Inc. which the undersigned is entitled to vote at the special meeting of stockholders, to be held on February 13, 2003, at 10:00 a.m., local time, at the Radisson Hotel, Route 46, Fairfield, New Jersey and at any and all adjournments of the meeting with all of the powers the undersigned would possess if personally present at such meeting as follows:

     The approval of the Agreement and Plan of Merger, dated September 11, 2002, by and between West Essex Bancorp, Inc., West Essex Bank, West Essex Bancorp, M.H.C. and Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC.

              FOR                     AGAINST                    ABSTAIN

              [ ]                       [ ]                        [ ]


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournment or postponement thereof.




The board of directors recommends a vote "FOR" approval of the agreement and plan of merger.

     This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the approval of the Agreement and Plan of Merger. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.



                                                 Dated:
                                                      --------------------------


                                                 -------------------------------
                                                 SIGNATURE OF STOCKHOLDER



                                                 -------------------------------
                                                 SIGNATURE OF CO-HOLDER (IF ANY)


     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a notice of special meeting of stockholders and of a proxy statement for the special meeting of stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                          _____________________________

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear ESOP Participant:

     On behalf of the Board of Directors, I am forwarding to you the attached GREEN vote authorization form for the purpose of conveying your voting instructions to RSI Trust Company (the "ESOP Trustee") on the proposal presented at the Special Meeting of Stockholders of West Essex Bancorp, Inc. (the "Company") on February 13, 2003. Also enclosed is a Notice and Proxy Statement for the Company's Special Meeting of Stockholders.

     As of the Record Date, December 30, 2002, the West Essex Bank Employee Stock Ownership Plan (the "ESOP") Trust held 180,034 shares of Common Stock, 69,209 of which had been allocated to participants' accounts. These allocated shares of Company common stock will be voted as directed by the ESOP participants; provided timely instructions from the participants are received by the ESOP Trustee. The unallocated shares of Company common stock in the ESOP Trust and the allocated shares of Company common stock for which no instructions are provided, or for which no timely instructions are received by the ESOP Trustee will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the shares of Company common stock allocated to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended.

     At this time, in order to direct the voting of the shares allocated to your account under the ESOP, please complete and sign the enclosed GREEN vote authorization form and return it in the enclosed postage-paid envelope no later than FEBRUARY 6, 2003. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or West Essex Bank. The votes will be tallied by the ESOP Trustee and the ESOP Trustee will use the voting instructions it receives to vote the shares of Company common stock held in the ESOP Trust.

     As an employee of West Essex Bank and participant in several of the West Essex employee benefit plans you will receive vote authorization forms for each stock-based plan in which you are a participant. Please vote all of the vote authorization forms you receive.

                                        Sincerely,



                                        /s/ Leopold W. Montanaro
                                        ----------------------------------------
                                        Leopold W. Montanaro
                                        President and Chief Executive Officer

Name:
     -----------------------------------
Shares:
      ----------------------------------


                             VOTE AUTHORIZATION FORM
                             -----------------------

     I understand that RSI Trust Company, (the "ESOP Trustee"), is the holder of record and custodian of all shares of West Essex Bancorp, Inc. (the "Company") common stock allocated to me under the West Essex Bank Employee Stock Ownership Plan (the "ESOP"). I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Stockholders to be held on February 13, 2003.

     Accordingly, you are to vote my shares as follows:


     The approval of the Agreement and Plan of Merger, dated September 11, 2002, by and between West Essex Bancorp, Inc., West Essex Bank, West Essex Bancorp, M.H.C. and Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC.

                FOR                AGAINST               ABSTAIN

                [ ]                  [ ]                   [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

     The ESOP Trustee is hereby authorized to vote any shares allocated to me under the ESOP in its trust capacity as indicated above.




-----------------------                    -------------------------------------
Date                                        Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than February 6, 2003.

                           WEST ESSEX BANK LETTERHEAD

Dear 401(k) Plan Participant:

     On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization form for the purpose of conveying your voting instructions to RSI Trust Company (the "Employer Stock Fund Trustee") on the proposal presented at the Special Meeting of Stockholders of West Essex Bancorp, Inc. (the "Company") on February 13, 2003. Also enclosed is a Notice and Proxy Statement for the Company's Special Meeting of Stockholders.

     As a 401(k) Plan Participant investing in the Employer Stock Fund, you are entitled to direct the Employer Stock Fund Trustee as to the voting of Company common stock credited to your account. The Employer Stock Fund Trustee will vote all shares of Company common stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee received from participants regarding shares of Company common stock in their 401(k) Plan accounts.

     At this time, in order to direct the voting of Company common stock credited to your account in the Employer Stock Fund, you must fill out and sign the enclosed YELLOW vote authorization form and return it to the Employer Stock Fund Trustee in the accompanying postage-paid envelope by FEBRUARY 6, 2003. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or West Essex Bank.

     As an employee of West Essex Bank and participant in several of the West Essex employee benefit plans you will receive vote authorization forms for each stock-based plan in which you are a participant. Please vote all of the vote authorization forms you receive.


                                        Sincerely,



                                        /s/ Leopold W. Montanaro
                                        ----------------------------------------
                                        Leopold W. Montanaro
                                        President and Chief Executive Officer

Name:
     -------------------------------------
Shares:
       -----------------------------------



                             VOTE AUTHORIZATION FORM
                             -----------------------

     I understand that RSI Trust Company, (the "Employer Stock Fund Trustee"), is the holder of record and custodian of all shares of West Essex Bancorp, Inc. (the "Company") common stock credited to me under the West Essex Bank 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Stockholders to be held on February 13, 2003.

     Accordingly, you are to vote my shares as follows:

     The approval of the Agreement and Plan of Merger, dated September 11, 2002, by and between West Essex Bancorp, Inc., West Essex Bank, West Essex Bancorp, M.H.C. and Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC.

                FOR                AGAINST                ABSTAIN

                [ ]                  [ ]                    [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
AGREEMENT AND PLAN OF MERGER.


     The Employer Stock Fund Trustee is hereby authorized to vote any shares credited to me under the 401(k) Plan in its trust capacity as indicated above.


-----------------                           ------------------------------------
Date                                        Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than February 6, 2003.

                       WEST ESSEX BANCORP, INC. LETTERHEAD

Dear Stock Award Recipient:

     On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization form for the purpose of conveying your voting instructions to RSI Trust Company (the "Incentive Plan Trustee") on the proposal presented at the Special Meeting of Stockholders of West Essex Bancorp, Inc. (the "Company") on February 13, 2003. Also enclosed is a Notice and Proxy Statement for the Company's Special Meeting of Stockholders.

     As a recipient of a Stock Award under the West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan, as amended and restated (the "Incentive Plan"), you are entitled to vote all shares of restricted Company common stock awarded to you under the Incentive Plan that are unvested as of December 30, 2002. The Incentive Plan Trustee will vote the shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

     At this time, in order to direct the voting of Company common stock awarded to you under the Incentive Plan, you must complete and sign the enclosed BLUE vote authorization form and return it in the accompanying postage-paid envelope no later than FEBRUARY 6, 2003.

     If you are an employee of West Essex Bank and participant in several of the West Essex employee benefit plans you will receive vote authorization forms for each stock-based plan in which you are a participant. Please vote all of the vote authorization forms you receive.

                                         Sincerely,




                                         /s/ Leopold W. Montanaro
                                         ---------------------------------------
                                         Leopold W. Montanaro
                                         President and Chief Executive Officer

Name:
     ------------------------------
Shares:
       ----------------------------

                             VOTE AUTHORIZATION FORM
                             -----------------------

     I understand that RSI Trust Company (the "Incentive Plan Trustee") is the holder of record and custodian of all unvested shares of West Essex Bancorp, Inc. common stock awarded to me under the Incentive Plan. I understand my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Stockholders to be held on February 13, 2003.

     Accordingly, you are to vote my shares as follows:

     The approval of the Agreement and Plan of Merger, dated September 11, 2002, by and between West Essex Bancorp, Inc., West Essex Bank, West Essex Bancorp, M.H.C. and Kearny Financial Corp., Kearny Federal Savings Bank and Kearny MHC.

               FOR                  AGAINST                    ABSTAIN

               [ ]                    [ ]                        [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.


The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me under the Incentive Plan in its trust capacity as indicated above.


------------------                         -------------------------------------
Date                                        Signature


Please date, sign and return this form in the enclosed postage-paid envelope no later than February 6, 2003.